Exhibit 2.1

CONFIDENTIAL TREATMENT REQUESTED

Execution Version

PARTICIPATION AGREEMENT

BY AND AMONG

ECLIPSE RESOURCES I, LP,

ECLIPSE RESOURCES-OHIO, LLC,

and

SEG-ECR LLC

dated

DECEMBER 22, 2017

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LIST OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit A	—	Leases
Exhibit B	—	Development Area
Exhibit C-1	—	Initial Development Plan
Exhibit C-2	—	Second Development Plan
Exhibit D	—	Form of Eclipse JOA
Exhibit E	—	Tax Partnership Agreement
Exhibit F	—	Form of Assignment
Exhibit G	—	Form of Memorandum
Exhibit H	—	Fair Market Value
Exhibit I	—	Representative AFE
Exhibit J	—	Triad Leases and Wells
Exhibit K	—	Excluded Wells
Exhibit L	—	[***]
Exhibit M	—	Form of Mortgage and Lien Release
Exhibit N	—	Form of Diversified Notice
Exhibit O	—	Joint Use Agreement Leases and Wells

Schedules

Schedule 1.1	—	Type Curve Areas
Schedule 2.4	—	Sample IRR Calculation
Schedule 2.5(a)	—	Certain Title and Environmental Matters
Schedule 3.2	—	Reports
Schedule 3.4(a)	—	Specified JOAs
Schedule 3.6(b)	—	Existing Marketing Contracts
Schedule 3.7	—	Existing Affiliate Contracts
Schedule 3.9(a)	—	Hedge Specifications
Schedule 5.3(a)	—	Initial Well Program – Spudded Wells
Schedule 10.1(d)	—	Consents and MUI Provisions
Schedule 10.1(g)	—	Litigation
Schedule 10.1(i)	—	Material Contracts
Schedule 10.1(i)(ii)	—	Material Contracts Defaults
Schedule 10.1(k)	—	No Violation of Laws
Schedule 10.1(l)	—	Preferential Purchase Rights

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

PARTICIPATION AGREEMENT

THIS PARTICIPATION AGREEMENT (the “Agreement”) is made this 22nd day of December, 2017 (the “Execution Date”), by and among Eclipse Resources I, LP, a Delaware limited partnership (“Eclipse I”), Eclipse Resources-Ohio, LLC, a Delaware limited liability company (“Eclipse Ohio” and together with Eclipse I, “Eclipse”), and SEG-ECR LLC, a Delaware limited liability company (“Sequel”). Eclipse and Sequel are sometimes referred to herein together as the “Parties”, and individually as a “Party”.

RECITALS

WHEREAS, Eclipse owns record title in and to the Leases described in Exhibit A;

WHEREAS, Eclipse and Sequel desire to participate in the funding, exploration, development and operation of the Development Interests (as defined below), and in connection therewith Eclipse will transfer to Sequel, and Sequel will acquire from Eclipse, the Conveyed Interests (as defined below) pursuant to the terms and conditions hereof;

WHEREAS, following Reversion (as defined below), Sequel will own the Residual Sequel WI Percentage (as defined below) in and to the Conveyed Interests; and

WHEREAS, the Parties desire to set forth their agreements regarding the funding, exploration, development and operation of the Development Interests in this Agreement.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the benefits to be derived by each Party, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article I

DEFINITIONS AND INTERPRETATION

Section 1.1    Defined Terms. For purposes of this Agreement, in addition to other capitalized terms defined in this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 when capitalized:

“Accounting Arbitrator” has the meaning set forth in Section 2.4(b).

“AFE” means an authorization for expenditure.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, such Person, and, in the case of Sequel, any Person that is managed, advised or sub-advised by the Sequel Ultimate Parent; provided that the Parties, on their behalf and on behalf of their successors and assigns, acknowledge and agree that, for purposes of this Agreement, (a) other than for purposes of Sections 11.2, 12.1(b) and 13.7, The Blackstone Group L.P. and all private equity funds, portfolio companies, parallel investment entities, and alternative investment entities owned, managed, advised, sub-advised or Controlled by The Blackstone Group L.P. shall not be considered or otherwise deemed to be an “Affiliate” of Sequel; in each case other than the Sequel

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Ultimate Parent and all private equity funds, parallel investment entities, and alternative investment entities owned, managed, advised, sub-advised or Controlled by the Sequel Ultimate Parent; (b) all “portfolio companies” of the Sequel Ultimate Parent shall not be considered or otherwise deemed to be an “Affiliate” of Sequel; and (c) any Portfolio Companies of EnCap (as defined below), other than any direct or indirect subsidiary of Eclipse, shall not be deemed to be an “Affiliate” of Eclipse. The Parties acknowledge that Eclipse’s ultimate majority and controlling owner, EnCap (i) is engaged in the business of investing in multiple companies that are engaged in the business of exploring for, producing, gathering, transporting, treating and/or processing Hydrocarbons (each such company, excluding, however, Eclipse and any of its direct or indirect subsidiaries, each, a “Portfolio Company” and, collectively, the “Portfolio Companies”), (ii) that EnCap may have a majority or controlling interest in some or all of such Portfolio Companies, (iii) that such Portfolio Companies operate and engage in the Hydrocarbon exploration, production, gathering, transportation and treatment business independently from Eclipse (and any of its direct or indirect subsidiaries), and (iv) therefore, the Parties, on their behalf and on behalf of their successors and assigns, acknowledge and agree that for purposes of this Agreement, neither EnCap nor any Portfolio Companies shall be deemed an “Affiliate” of Eclipse, other than for purposes of Section 11.3, Section 12.1(b) and Section 13.7.

“Agreed Rate” means the three Calendar Month London Inter-Bank Offer Rate (as published in the “Money Rates” table of The Wall Street Journal, eastern edition), plus an additional five percentage points applicable on the first Business Day prior to the due date of payment and thereafter on the first Business Day of each succeeding Calendar Month (or, if such rate is contrary to any applicable usury Law, the maximum rate permitted by such applicable Law).

“Agreement” has the meaning set forth in the Preamble.

“Applicable Contracts” means all contracts to which Eclipse is a party or is bound relating to any of the Development Interests, including: net profits agreements; production payment agreements; area of mutual interest agreements; joint venture agreements; confidentiality agreements; farmin and farmout agreements; bottom hole agreements; crude oil, condensate and natural gas purchase and sale, gathering, transportation and marketing agreements; hydrocarbon storage agreements; acreage contribution agreements; operating agreements; balancing agreements; processing agreements; saltwater disposal agreements; facilities or equipment leases; and other similar contracts and agreements, but exclusive of any contracts not relating to the Development Interests.

“Applicable Interest” has the meaning set forth in Section 7.3(a).

“Approved Hedge Counterparty” has the meaning set forth in Schedule 3.9(a).

“Approved Investment Bank” has the meaning set forth in Section 7.5.

“Asset Taxes” means ad valorem, property, excise, severance, production, sales, use and similar Taxes based upon the operation or ownership of the Development Interests or the production of Hydrocarbons or the receipt of proceeds therefrom, but excluding, for the avoidance of doubt, any income, capital gain, franchise, Ohio commercial activity and similar Taxes or Transfer Tax.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Assignment” means an assignment provided in the Form of Assignment attached to this Agreement as Exhibit F.

“Assignment Effective Date” has the meaning set forth in Section 2.1(b).

“Associated Agreements” means, collectively, the JOAs, the Tax Partnership Agreement, the Memorandum, the Assignments and any other agreements entered into by both Parties and any Third Parties in furtherance of the conduct of Development Operations, and “Associated Agreement” means any of them.

“Assumed Obligations” has the meaning set forth in Section 11.1.

“Availability Period” means the period beginning on the Effective Date and ending on the earlier to occur of (a) the conclusion of the Subsequent Well Program, (b) the 24 Calendar Month anniversary of the Effective Date, and (c) the date on which Eclipse has spent the Total Capital Commitment funded by Sequel; provided that, (i) the Availability Period may be extended in accordance with Section 4.5(b), for a period not to exceed three Calendar Months and (ii) the Availability Period shall be extended for a mutually agreed period in the event the Parties elect to proceed with the Optional Well Program.

“Burden” means any and all royalties (including lessor’s royalty), overriding royalties, production payments, net profits interests and other burdens upon, measured by or payable out of production (excluding, for the avoidance of doubt, any Taxes).

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks in New York, New York are open for business.

“Calendar Month” means any of the months of the Gregorian calendar.

“Calendar Quarter” means a period of three consecutive Calendar Months, commencing on the first day of January, the first day of April, the first day of July and the first day of October in any Calendar Year.

“Calendar Year” means a period of 12 consecutive Calendar Months, commencing on the first day of January.

“Carried Costs” with respect to each Subject Well, the portion of the Sequel Carried WI Percentage of Qualified Costs for such Subject Well attributable to the Carry Differential.

“Carry Differential” means the positive difference between (a) the Sequel Carried WI Percentage and (b) the Sequel Assigned WI Percentage.

“Claim Notice” has the meaning set forth in Section 11.6(b).

“Code” means the Internal Revenue Code of 1986, as amended.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Completed” means, with respect to a Well, that such Well has been drilled and stimulated such that the Well is prepared to begin producing Hydrocarbons and has been connected to the applicable surface equipment and facilities and any other equipment or activities required to bring the Well to first sale, including, the completion of setting of production casing, perforating, well stimulation and production testing. “Completing,” “Complete” and “Completion” shall have the meanings correlative thereto.

“Completed Lateral Length” means the difference in measured depth between the start of the first stage and end of the last stage in the Horizontal Lateral wellbore that is cased, cemented and Completed, in accordance with the planned Completion design, pursuant to the well schedule set forth in applicable Development Plan.

“Consent” has the meaning set forth in Section 10.1(d).

“Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management, policies, or action of a Person through the (i) ownership of fifty percent (50%) or more of the Person’s voting rights; (ii) pursuant to a written agreement or contract, a majority of membership in management or in the group appointing or electing management; or (iii) otherwise a majority of control through formal or informal arrangements or business relationships.

“Conveyed Interest” has the meaning set forth in Section 2.1(c).

“Customary Post-Closing Consents” means the consents and approvals from Governmental Authorities for the Assignment of the Conveyed Interests to Sequel that are customarily obtained after the assignment of properties similar to the Conveyed Interests.

“Default Arbitrator” has the meaning set forth in Section 6.1(a).

“Default Notice” has the meaning set forth in Section 6.1(a).

“Default Period” has the meaning set forth in Section 6.1(a).

“Defaulting Party” has the meaning set forth in Section 6.1(a).

“Defensible Title” means, subject to Permitted Encumbrances, title that is deducible of record and/or evidenced by documentation which, although not constituting perfect, merchantable or marketable title, is reasonably probable to be successfully defended if challenged, and, which, as of the date Eclipse drills a Well on the applicable Well Location in accordance with this Agreement:

(a)    entitles Eclipse to receive no less than the Net Revenue Interest set forth in the Development Plan for such Well Location from the Utica Formation (or, with respect to a Substitute Well, no less than the Net Revenue Interest set forth in the Development Plan for the Well Location such Substitute Well is replacing);

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)    obligates Eclipse to pay no more than the Working Interest set forth in the Development Plan for such Well Location from the Utica Formation (or, with respect to a Substitute Well, no more than the Working Interest set forth in the Development Plan for the Well Location such Substitute Well is replacing) (except, in each case, for any increase to the Working Interest that is accompanied by at least a proportionate increase in the Net Revenue Interest for the applicable Well Location); and

(c)     is free and clear of all Encumbrances.

“Development Area” means the area as described on Exhibit B.

“Development Interest” has the meaning set forth in Section 2.1(c).

“Development Interest Obligations” means all obligations and Liabilities, known or unknown, arising from, based upon, related to or associated with the applicable Development Interests, regardless of whether such obligations or Liabilities arose prior to, on or after the Execution Date, including obligations and Liabilities relating in any manner to the use, ownership or operation of the Conveyed Interests, such as, without limitation, obligations to (i) pay working interests, royalties, overriding royalties and other interest owners’ revenues or proceeds attributable to sales of Hydrocarbons, including those held in suspense, (ii) plug and abandonment obligations, (iii) clean up and/or remediate the Conveyed Interests in accordance with applicable contracts and Laws, and (iv) perform all obligations applicable to or imposed on the lessee, owner or operator under the Leases or as required by Law.

“Development Operation” means any operation conducted pursuant to this Agreement or any JOA.

“Development Plan” has the meaning set forth in Section 4.1(a).

“Dispute Notice” has the meaning set forth in Section 2.4(a).

“Diversified” means Diversified Oil & Gas, LLC.

“Diversified Notice” means a notice, in form attached hereto as Exhibit N, delivered to Diversified indicating that the Conveyed Interest in the Leases will be assigned to Sequel and in connection therewith the Joint Use Agreement will be partially assigned to Sequel with respect to such Leases and that Sequel will have the rights and obligations under the Joint Use Agreement, including access to information as set out in such agreement, with respect to the Leases.

“Dry Gas Type Curve Area” means each Type Curve Area specified as a “Dry Gas Type Curve Area” on Schedule 1.1.

“Eclipse” has the meaning set forth in the Preamble.

“Eclipse Change of Control” means any direct or indirect change in Control of Eclipse after the Execution Date (whether through merger, sale of shares and/or other equity interests, or otherwise), through a single transaction or series of related transactions, from one or more transferors to one or more transferees (other than any transfer to any Affiliates of Eclipse);

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

provided that, an Eclipse Change of Control will be deemed not to have occurred if after such single transaction or series of related transactions, (a) the executive officers of Eclipse remain employed in their prior or a substantially similar capacity following such transactions and (b) Eclipse remains an independent, publicly traded company.

“Eclipse Indemnified Parties” has the meaning set forth in Section 11.3.

“Eclipse Production” means the Entitlement in respect of Eclipse.

“Eclipse WI” has the meaning set forth in Section 7.6.

“Eclipse JOA” has the meaning set forth in Section 3.4(a).

“Eclipse Retained WI Percentage” means (a) with respect to the Initial Well Program, a fixed undivided interest of 50% of the Existing Eclipse Interest and (b) with respect to the Subsequent Well Program and, if applicable, Optional Well Program, a fixed undivided interest of not less than 30% and not greater than 70% of the Existing Eclipse Interest, as designated by Eclipse for the Subsequent Well Program and, if applicable, the Optional Well Program, in accordance with Section 5.1(a).

“Effective Date” means 12:01 a.m. local time on November 1, 2017.

“EnCap” means, collectively, EnCap Energy Capital Fund VIII, L.P., EnCap Energy Capital Fund VIII Co-Investors, L.P., and EnCap Energy Capital Fund IX, L.P., and their Controlling owner EnCap Investments, L.P.

“Encumbrance” means any lien, mortgage, security interest, pledge, charge or similar encumbrance.

“Entitlement” means, with respect to a Party, that quantity of Hydrocarbons produced from the Subject Wells for which that Party or its Affiliates has the ownership right.

“Environmental Condition” means (a) the existence of any condition, fact, or circumstance that violates or gives rise to any Liability under any Environmental Law, including any Liability relating to off-site waste disposal; (b) a Release of or exposure to a Hazardous Substance; or (c) the existence of any environmental pollution, contamination, degradation, damage or injury for which investigative, remedial or corrective action or monitoring is required (or if known, would be required) or which could result in a violation of, or Liability under, Environmental Laws.

“Environmental Consultant” has the meaning in Section 2.5(c).

“Environmental Laws” means all Laws, including common law, relating to pollution or the protection of the environment (including natural resources) and public or worker health or safety, including those Laws relating to the storage, handling, and use of, or exposure to, Hazardous Substances and those Laws relating to the generation, processing, treatment, storage, transportation, disposal or other management thereof. The term “Environmental Laws” does not include good or desirable operating practices or standards that may be employed or adopted by

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

other oil and gas well operators, unless such operating practices or standards are required by a Governmental Authority or pursuant to any other Environmental Law, but does include, without limitation, the Clean Air Act (the “Clean Air Act”), the Federal Water Pollution Control Act, the Rivers and Harbors Act of 1899, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976 (“RCRA”), the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Toxic Substances Control Act, and the Hazardous Materials Transportation Act.

“Environmental Permits” means, with respect to a Subject Well, all permits, licenses, authorizations, certificates and approvals of Governmental Authorities required as of or prior to the date such Subject Well is proposed in accordance with this Agreement by Environmental Laws for the operation of such Subject Well and applicable Leases and the occupancy of any property relating to the applicable Leases.

[***]

“Eureka Marketing Contract” means the Gas Gathering Services Agreement by and between Eclipse I and Eureka Hunter Pipeline, LLC, as predecessor in interest to Eureka Midstream, LLC, dated December 20, 2013, as it may be replaced and restated to reflect substantially similar commercial terms to those provided in the Eclipse draft dated December 21, 2017 of the Gas Gathering Services Agreement (effective January 1, 2018), as provided to Sequel for review on December 21, 2017.

“Excluded Wells” means the Wells listed on Exhibit K.

“Execution Date” has the meaning set forth in the Preamble.

“Existing Affiliate Contracts” has the meaning set forth in Section 3.7.

“Existing Eclipse Interest” means, with respect to each Development Interest owned by Eclipse or its Affiliates immediately prior to the Execution Date, Eclipse’s Working Interest (on an 8/8ths basis) in and to the Subject Well included in such Development Interest as of the spud date of such Subject Well, together with any incremental Net Revenue Interest acquired by Eclipse in such Subject Well in which Sequel elects to participate pursuant to Section 2.1(a).

“Existing Marketing Contacts” has the meaning set forth in Section 3.6(b).

“Fair Market Value” has the meaning set forth in and will be determined in accordance with Exhibit H.

“Final IRR Statement” has the meaning set forth in Section 2.4(a).

“First Funding Date” means, with respect to a Subject Well, the date on which Eclipse receives from Sequel payment in full of the first statement or invoice issued by Eclipse in respect of such Subject Well in accordance with this Agreement.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Force Majeure Event” means an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightening, fire, storm, flood or other act of nature, explosion, governmental action (including changes in Laws, regulations or policies with the effect of Law, or in each case, the enforcement thereof), governmental delay, restraint or inaction (including with respect to the issuance of permits or imposition of a drilling or fracing moratorium), unavailability of equipment, and any other cause (including, for the avoidance of doubt, the action or inaction of Third Parties), whether of the kind specifically enumerated above or otherwise, in each case, solely to the extent not reasonably within the control of the Party claiming such Force Majeure Event, and that does not result from the gross negligence or willful misconduct of such Party.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means any federal, state, local, municipal, tribal or other government; any governmental, quasi-governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power; and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction.

“Hazardous Substances” means any substance, material or waste for which Liability, standards of conduct or regulatory requirements may be imposed under Environmental Laws, including (a) any “hazardous substance,” as defined by CERCLA; (b) any “hazardous waste” or “solid waste,” in either case as defined by RCRA; (c) any solid, hazardous, dangerous or toxic chemical, material, waste or substance, within the meaning of and regulated by any Environmental Law; (d) any asbestos-containing materials in any form or condition; (e) any polychlorinated biphenyls in any form or condition; (f) Hydrocarbons or any fractions or byproducts thereof; and (g) any air pollutant which is so designated by the U.S. Environmental Protection Agency pursuant to the Clean Air Act.

“Hedge Contract” means any swap, costless collar, or other contract or agreement that is intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities or basis pricing.

“Hedge Specifications” has the meaning set forth in Section 3.9(a).

“Hedge Term” has the meaning set forth in Schedule 3.9(a).

“Horizontal Lateral” means that portion of a horizontal wellbore that deviates from predominant vertical orientation to a predominant horizontal orientation and all wellbore beyond such deviation to the terminus of the wellbore.

“HSE” has the meaning set forth in Section 3.2(d)(i).

“HSE Program” has the meaning set forth in Section 3.2(d)(i).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Hydrocarbons” means oil and gas and other hydrocarbons (including condensate) produced or processed in association therewith (whether or not such item is in liquid or gaseous form), or any combination thereof, and any minerals produced in association therewith.

“Indemnified Party” has the meaning set forth in Section 11.6(a).

“Indemnifying Party” has the meaning set forth in Section 11.6(a).

“Indemnity Deductible” means $500,000.

“Initial Sequel Invoice” has the meaning set forth in Section 5.3(d).

“Initial Tag Along Return” has the meaning set forth in Section 7.5(f).

“Initial Well Program” means all Subject Wells included in the first Development Plan, including any associated Well Facilities and any associated Lease rights included in the Conveyed Interests for such Subject Wells.

“IRR” means, with respect to a Well Program, an annual unlevered internal rate of return on the sum of (a) all revenue, costs and expenses incurred in the conduct of Development Operations in respect of the Subject Wells in the applicable Well Program and paid by Sequel, and all other fees, costs and expenses paid by Sequel under this Agreement or any Associated Agreement (directly or indirectly), including costs paid by Sequel pursuant to Section 5.3, costs paid pursuant to Section 11.1(a) and insurance costs paid by Sequel pursuant to this Agreement (subject to Section 3.5) or any Associated Agreement; and (b) any realized gains or losses pursuant to the Permitted Hedge Contracts (including any novation or settlement costs pursuant to Section 3.9); provided that, for the avoidance of doubt, for purposes of the IRR calculation, costs and expenses shall exclude Sequel’s income taxes, legal and administrative costs, unrealized hedging losses and all other costs associated with Hedge Contracts, and recording fees, in each case, that are not charged to Sequel under the joint account of a JOA. In calculating the IRR: (i) all costs “paid by Sequel” will be considered to have been “paid” on the date actually paid by Sequel or netted from Sequel’s Monthly Revenue; (ii) the source of Sequel’s returns on such investment shall be the Sequel Net Proceeds actually received by Sequel in cash for its Entitlement (and, for the avoidance of doubt, shall not include any proceeds received in connection with a Transfer); (iii) all distributions paid to Sequel will be considered to have been made on the date actually received in cash by Sequel; and (iv) the IRR will be calculated using the XIRR function in the most recent version of Microsoft Excel (or if such program is no longer available, such other software program for calculating the IRR proposed by Eclipse and reasonably acceptable to Sequel). Further, the Parties agree that Eclipse, as operator, shall net operating costs out of revenue to be disbursed to Sequel and, for purposes of calculating the IRR, only such amounts actually received by Sequel shall constitute revenues received by Sequel and only such amounts actually paid by Sequel shall constitute costs and expenses paid by Sequel. For clarity, the calculation of the IRR is intended to be based on an actual cash-on-cash return basis. A sample IRR calculation is set forth in Schedule 2.4.

“JOA” means, individually, each applicable Eclipse JOA and Third Party JOAs, and, collectively, all of them.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Joint Use Agreement” means that certain Joint Use Agreement dated as of April 14, 2016, by and between Eclipse Ohio and Diversified.

“Knowledge” means, with respect to Eclipse, the actual knowledge (after reasonable inquiry) of the following Persons: Ben Hulburt, Christopher Hulburt, Matthew DeNezza, Melissa Hamsher and Oleg Tolmachev.

“Law” means any statute, law, rule, regulation, ordinance, order, code, ruling, writ, injunction, decree or other official act of or by any Governmental Authority.

“Lease Operating Expenses” means, with respect to a Subject Well, any costs customarily classified as operating expenses in accordance with GAAP and consistent with past practices incurred with respect to such Subject Well after such Well has commenced production of Hydrocarbons.

“Leases” has the meaning set forth in Section 2.1(c), and for the avoidance of doubt, unless expressly stated otherwise, references herein to the Leases shall be limited to the depths producing from the Utica Formation.

“Liabilities” or “Liability” means any and all claims, obligations, causes of action, payments, charges, judgments, assessments, liabilities, losses, damages, penalties, fines and costs and expenses, including any attorneys’ fees, legal or other expenses incurred in connection therewith and including liabilities, costs, losses and damages for personal injury or death or property damage or environmental damage or remediation.

“Marketer” has the meaning set forth in Section 3.6.

“Material Contracts” has the meaning set forth in Section 10.1(i).

“Memorandum” means those certain Memoranda of Development Agreement, in the form attached in Exhibit G, in each case, to be executed by the Parties and in sufficient counterparts to allow for recording, and filed against the Development Interests to evidence the Parties respective rights and obligations under this Agreement.

“Net Revenue Interest” means, with respect to any Well Location (subject to the depth restrictions set forth in the applicable Development Plan and limited to the Utica Formation), the interest in and to all Hydrocarbons produced, saved and sold from or allocated to such Well Location, after giving effect to all Burdens.

“Non-Defaulting Party” has the meaning set forth in Section 6.1(a).

“Non-Recourse Person” has the meaning set forth in Section 13.7.

“Offer” has the meaning set forth in Section 7.3(a).

“Offer Letter” has the meaning set forth in Section 7.3(a).

“Offer Period” has the meaning set forth in Section 7.3(a).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Offer Price” has the meaning set forth in Section 7.3(a).

“Offered Interest” has the meaning set forth in Section 7.3(a).

“Offsite Infrastructure” means (a) any salt water disposal system and (b) any gas gathering facilities, gas lift, water pipelines, oil gathering facilities or other similar facilities that are downstream of the Well Facilities to the point of sale or custody transfer, including any existing equipment or facilities.

“Offsite Infrastructure Costs” means all costs and expenses incurred and attributable to Offsite Infrastructure.

“Oil and Gas Interest” means any oil, gas and/or mineral lease or sublease, royalty, overriding royalty, production payment, net profits interest, mineral fee interest, carried interest or other right to explore, develop or produce Hydrocarbons.

“Optional Well Program” means, if applicable, all of the Subject Wells included in the optional Development Plan, including any associated Well Facilities and any associated Lease rights included in the Conveyed Interests for such Subject Wells.

“Other Rights” means the oil and gas leasehold rights in depths and formations under the Development Interests that were conveyed to Diversified pursuant to that certain Assignment and Bill of Sale dated effective December 31, 2015, from Eclipse I and Eclipse Ohio, as assignors, to Diversified, as assignee, recorded at Book 536, Page 823 (Instrument No. 201600002047), in the Official Records of Guernsey County, Ohio, and pursuant to certain Assignment and Bill of Sale dated effective December 31, 2015, from Eclipse I and Eclipse Ohio, as assignors, to Diversified, as assignee, recorded at Book 542, Page 993 (Instrument No. 201600006328), in the Official Records of Guernsey County, Ohio.

“Outside Well” has the meaning set forth in Section 4.1(b).

“Party” and “Parties” have the meaning set forth in the Preamble.

“Permits” has the meaning set forth in Section 10.1(o).

“Permitted Encumbrances” means:

(a)    the terms and conditions of all Leases and all Burdens if the net cumulative effect of such Leases and Burdens does not operate to (i) reduce the Net Revenue Interest of Eclipse with respect to any Well Location set forth in the applicable Development Plan to an amount less than the Net Revenue Interest set forth in the applicable Development Plan for such Well Location (or, with respect to a Substitute Well, the Net Revenue Interest set forth in the Development Plan for the Well Location such Substitute Well is replacing) or (ii) increase the Working Interest of Eclipse with respect to any Well Location set forth in the applicable Development Plan to an amount greater than the Working Interest set forth in the applicable Development Plan for such Well Location (or, with respect to a Substitute Well, the Working Interest set forth in the Development Plan for the Well Location such Substitute Well is replacing), (without at least a corresponding increase in the Net Revenue Interest);

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)    Preferential Purchase Rights and required Consents to assignment and similar agreements;

(c)    liens for Taxes not yet due or delinquent or, if delinquent, that are being contested in good faith by appropriate proceedings by on or behalf of Eclipse;

(d)    liens arising under operating agreements, unitization and pooling agreements, production sales contracts, or by operation of Law, and in each case, securing amounts not yet due, or, if due, being contested in good faith by appropriate proceedings by on or behalf of Eclipse;

(e)    Customary Post-Closing Consents;

(f)    conventional rights of reassignment to the extent not yet triggered;

(g)    all Laws and all rights reserved to or vested in any Governmental Authority (i) to control or regulate any Development Interest in any manner; (ii) to use such property in a manner which does not materially impair the use of such property for the purposes for which it is currently owned and operated; or (iii) to enforce any obligations or duties affecting the Development Interests to any Governmental Authority with respect to any right, power, franchise, grant, license or permit;

(h)    vendors, carriers, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, construction or other like liens arising by operation of Law in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations which are not yet due or which are being diligently contested in good faith by appropriate proceedings by or on behalf of Eclipse;

(i)    liens or mortgages on the lessor’s interest in the Development Interest except to the extent both of the following conditions are true: (i) such lien or mortgage is subject to pending proceeding(s) to enforce the lien or mortgage and (ii) such lien or mortgage is not subordinated to the lessee’s interest;

(j)    any Encumbrance affecting the Development Interests that is discharged by Eclipse pursuant to the terms of this Agreement;

(k)    the Joint Use Agreement;

(l)    the rights of Diversified and any Person other than Eclipse or any of its Affiliates to the Other Rights;

(m)    the rights of Triad Hunter, LLC pursuant to the Triad Exploration Agreement in those Leases and Subject Wells identified in Exhibit J;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(n)    the terms of the Existing Marketing Contracts and the Eureka Marketing Contract;

(o)    all other Encumbrances, instruments, obligations, defects and irregularities affecting the Development Interests that individually or in the aggregate (i) do not materially interfere with the operation or use of any of the Development Interests (as currently operated and used), and (ii) do not (A) reduce the Net Revenue Interest of Eclipse with respect to any Well Location set forth in the applicable Development Plan to an amount less than the Net Revenue Interest set forth in the applicable Development Plan for such Well Location (or, with respect to a Substitute Well, the Net Revenue Interest set forth in the Development Plan for the Well Location such Substitute Well is replacing) or (B) increase the Working Interest of Eclipse with respect to any Well Location set forth in the applicable Development Plan to an amount greater than the Working Interest set forth in the applicable Development Plan for such Well Location (or, with respect to a Substitute Well, the Working Interest set forth in the Development Plan for the Well Location such Substitute Well is replacing) (without at least a corresponding increase in the Net Revenue Interest);

(p)    any matters expressly identified and set forth in Exhibits A, B, C-1 and C-2;

(q)    decreases in Net Revenue Interest of Eclipse with respect to any Well Location set forth in the applicable Development Plan resulting from the establishment or amendment, from and after the Execution Date, of pooled units; and

(r)    any other condition Sequel expressly waives in writing or as agreed to by the Operating Committee.

“Permitted Hedge Contracts” has the meaning set forth in Section 3.9(a).

“Permitted Pledge” has the meaning set forth in Section 7.1(c).

“Permitted Pledge Transfer” has the meaning set forth in Section 7.1(c).

“Person” means any individual, corporation, company, partnership, limited partnership, limited liability company, trust, estate, Governmental Authority or any other entity.

“Preferential Purchase Right” has the meaning set forth in Section 10.1(l).

“Pricing Trigger” has the meaning set forth in Section 5.5(a).

“Qualified Costs” means, until the earlier of (a) the completion of operations to Complete a Well for production and (b) the permanent plug and abandonment of a Well, the sum of all Well Costs and all costs for Well Facilities incurred for such Well; provided that “Qualified Costs” will not include Liabilities, losses, claims and damages associated with such activities or otherwise (including Liabilities arising under Section 5.2(b)), and related costs of investigation, litigation, arbitration, administrative proceedings, judgment, award and settlement (including court and arbitration costs and attorneys’ fees), to the extent attributable to actual or claimed

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

personal injury, illness or death, property damage (other than damage to structures, fences, irrigation systems and other fixtures, crops, livestock and other personal property in the ordinary course of business), environmental damage or contamination, other torts, breach of contract, violation of Law (or private rights of action under any Law), casualty or condemnation.

“Qualifying Substitute Well” has the meaning set forth in Section 4.3(a).

“Qualifying Well” has the meaning set forth in Section 5.3(b).

“Quarterly Meeting” has the meaning set forth in Section 4.2.

“Records” means, to the extent in Eclipse’s possession or Eclipse has access to such information:

(a)    list of all Persons purchasing Hydrocarbons produced from the Subject Wells;

(b)    all title documentation, title opinions, division orders, leases, contracts, permits and authorizations related to the Development Interests;

(c)    evidence of payment to any Persons performing Development Operations;

(d)    all environmental and regulatory information, reports, records or data applicable to the Leases or the Development Operations;

(e)    all midstream and marketing contracts to the extent relating to Development Interests;

(f)    information required for Sequel to generate annual audited GAAP financial statements;

(g)    information required for Sequel to prepare and file applicable Tax Returns; and

(h)    all other data and records to the extent they primarily relate to the Development Interests.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping or disposing into the environment.

“Representative AFE” means the representative AFE attached hereto as Exhibit I.

“Residual Sequel WI Percentage” means, with respect to each Well Program, an undivided [***]% of the Sequel Assigned WI Percentage for each Subject Well included in such Well Program or, subject to Section 4.4(c) and Section 5.5(b), an undivided [***]% of the Sequel Carried WI Percentage for each Subject Well included in such Well Program.

“Retained Environmental Conditions” has the meaning set forth in Section 2.5(b)(iv).

“Reversion” has the meaning set forth in Section 2.3(a).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“ROFO Notice” has the meaning set forth in Section 7.3(a).

“ROFR Notice” has the meaning set forth in Section 7.3(a).

“ROFR Offer” has the meaning set forth in Section 7.3(a).

“Second Sequel Invoice” has the meaning set forth in Section 5.3(d).

“Sequel” has the meaning set forth in the Preamble.

“Sequel Assigned WI Percentage” means, with respect to each Well Program, an undivided 85% of the Sequel Carried WI Percentage for such Well Program.

“Sequel Carried WI Percentage” with respect to each Well Program, means the positive difference between 100%, less the Eclipse Retained WI Percentage for such Well Program.

“Sequel Change of Control” means any direct or indirect change in Control of Sequel after the Execution Date (whether through merger, sale of shares and/or other equity interests, or otherwise), through a single transaction or series of related transactions, from one or more transferors to one or more transferees, that results in the Sequel Ultimate Parent no longer Controlling Sequel.

“Sequel Indemnified Parties” has the meaning set forth in Section 11.1(a).

“Sequel Invoice” has the meaning set forth in Section 5.3(d).

“Sequel Monthly Revenue” has the meaning set forth in Section 5.3(c).

“Sequel Net Proceeds” has the meaning set forth in Section 5.3(c).

“Sequel Production” means the Entitlement in respect of Sequel.

“Sequel Tag Interest” has the meaning set forth in Section 7.5(b).

“Sequel Ultimate Parent” means GSO Capital Partners LP.

“Sequel WI” has the meaning set forth in Section 7.6.

“Sequel’s Representatives” has the meaning set forth in Section 2.5(c).

“Spacing Exception” means (a) any reasonable deviation of the Completed portion of the wellbore of any Well, to the extent such deviation is outside of the reasonable control of Eclipse, (b) changes in unit configuration affecting a Well or (c) changes in Law (including regulations or policies with the effect of Law) that alter the required setback distance of a Well.

“Specified Acquisition Costs” has the meaning set forth in Section 3.4(a).

“Specified JOAs” means the joint operating agreements described on Schedule 3.4(a).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Specified Representations” means the representations and warranties provided in Sections 10.1(a), 10.1(b), 10.1(c), 10.1(e), 10.1(f), 10.1(m), 10.1(q), 10.2(a), 10.2(b), 10.2(c), 10.2(e), 10.2(g), and 10.2(h).

“Subject Well” means any Well included in a Well Program, including (a) any Qualifying Substitute Well that is substituted in accordance with Section 5.3 and (b) any Outside Well that becomes a Subject Well in accordance with Section 4.2(d).

“Subsequent Well Program” means all Subject Wells included in the second Development Plan, including any associated Well Facilities and any associated Lease rights included in the Conveyed Interests for such Subject Wells

“Substitute Well” has the meaning set forth in Section 4.3(a).

“Synthetic Reversion” has the meaning set forth in Section 7.6.

“Synthetic Reversion Effective Time” has the meaning set forth in Section 7.6.

“Synthetic Reversion Sequel WI Percentage” has the meaning set forth in Section 7.6.

“Tag Along Sale” has the meaning set forth in Section 7.5(b).

“Tag Assets” has the meaning set forth in Section 7.5(a).

“Tax Partnership” has the meaning set forth in Section 8.1(a).

“Tax Partnership Agreement” has the meaning set forth in Section 8.1(a).

“Tax Partnership Cost Reconciliation Account” means that certain deposit account identified as held for the benefit of, and being an asset of, the Tax Partnership with all interest accruing thereto reportable, directly or indirectly, under the Tax Partnership’s taxpayer identification number.

“Tax Purposes” has the meaning set forth in Section 8.1(a).

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means all taxes and other governmental fees or charges in the nature of a tax imposed by any Governmental Authority, including income, profits, franchise, sales, use, ad valorem, property, severance, production, excise, stamp, documentary, real property transfer or gain, gross receipts, goods and services, registration, capital, transfer or withholding taxes, including any interest, penalties, or additional amounts that may be imposed with respect thereto and including any liability for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, as a transferee or successor or otherwise.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Termination Date” has the meaning set forth in Section 9.1.

“Third Party” means any Person other than a Party or an Affiliate of a Party.

“Third Party Claim” has the meaning set forth in Section 11.6(b).

“Third Party JOA” has the meaning set forth in Section 3.4(a).

“Third Party Right” has the meaning set forth in Section 3.10(a).

“Total Amount in Default” means, as of any time, the following amounts: (a) the amounts that the Defaulting Party has failed to pay under the terms of this Agreement and the Associated Agreements as of such time; (b) all reasonable and documented attorneys’ fees and other costs sustained in the collection of amounts owed by the Defaulting Party; and (c) any interest at the Agreed Rate accrued on the amounts set forth in clause (a) from the date this amount is due by the Defaulting Party until paid in full by or on behalf of the Defaulting Party.

“Total Capital Commitment” means $285,000,000; provided that the Total Capital Commitment shall be (a) proportionately increased in the event Sequel elects to participate for its pro rata share of any incremental Net Revenue Interest acquired by Eclipse in accordance with, and subject to the limitations in, Section 2.1(a) and (b) proportionately decreased in the event Eclipse elects to increase the Eclipse Retained WI Percentage for the Subsequent Well Program to an amount greater than 30% of the Existing Eclipse Interest in accordance with, and subject to the limitations in, Section 5.1(a); provided, further, that in the event the Parties elect to proceed with the Optional Well Program, the Total Capital Commitment shall be increased by a mutually agreed amount.

“Transfer” means any legal or beneficial sale, assignment, farmout, pledge, encumbrance or other disposition of all or any part of the Development Interests or Well Locations or the granting of any overriding royalty interest, production payment, net profits interest or other similar interest covering all or any part of the Development Interests or Well Locations, but will not mean or include any pledge or encumbrance created solely by a Party’s execution of a JOA, a Permitted Pledge, a Permitted Pledge Transfer, an Eclipse Change of Control, a Sequel Change of Control or the effect of any non-consent provision contained in a JOA.

“Transfer Notice” has the meaning set forth in Section 7.5(a).

“Transferor” has the meaning set forth in Section 7.3(a).

“Transferor Acceptance” has the meaning set forth in Section 7.3(b).

“Transferor Acceptance Period” has the meaning set forth in Section 7.3(b).

“Transfer Tax” has the meaning set forth in Section 13.3.

“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations will include any corresponding provision or provisions of succeeding, similar, substitute, proposed or final Treasury Regulations.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Triad Exploration Agreement” means that certain Exploration Agreement dated October 16, 2017, by and between Eclipse I and Triad Hunter, LLC, and which provides for the cross-conveyance between the parties thereto of certain leasehold and other property interests and terms for the joint development of Hydrocarbons from the lands covered thereby, which interests include, in part, those Leases and Subject Wells set forth on Exhibit J.

“Type Curve Area” means each Type Curve Area described on Schedule 1.1.

“Utica Formation” means the stratigraphic equivalent depths of the Utica Shale and all intervals beginning at 500 feet above the top of the Utica Shale, as such is defined in the Fritz 5H well log, API# 34059243480100, located in Guernsey County, Ohio, at a depth of 7742 md to 200 feet below the top of the Trenton Formation at a depth of 7971 md, provided that the “Utica Formation,” as used in this Agreement, is limited to the depths of the Utica Shale produced from Wells originating in the State of Ohio.

“Utilization Fee” has the meaning set forth in Section 3.8(b).

“Well” means any gross oil and gas well located on the Leases but only insofar as such well produces from the Utica Formation.

“Well Cost Cap” has the meaning set forth in Section 5.2.

“Well Costs” means costs and expenses incurred in the conduct of Development Operations for the drilling and Completion of a well; but excluding all Offsite Infrastructure Costs, title curative costs, seismic costs or costs incurred to acquire the underlying Oil and Gas Interests. For the avoidance of doubt, Sequel shall not be responsible for any rentals, shut-in well payments, minimum royalties, additional bonus payments or any other payments necessary to renew, maintain or extend the Oil and Gas Interests.

“Well Facilities” means (a) all flowlines, pipelines, meters, separators, heater-treaters, vapor recovery units, tanks, and any other associated equipment between the wellhead of a Subject Well and (i) the outlet valve of the individual gas meter applicable to such Subject Well for gas and (ii) the outlet valves of the oil tank battery and water tank battery of the facilities applicable to such Subject Well for oil and water, respectively and (b) all field production and support facilities that are utilized solely for the Subject Wells.

“Well Locations” means all well locations included in the Well Programs and all well locations for any Qualifying Substitute Well, and each such well location, individually, a “Well Location”.

“Well Program” means each of the Initial Well Program, the Subsequent Well Program and the Optional Well Program.

“Working Interest” means, with respect to any Development Interest, the percentage interest in and to such Development Interest that is burdened with the obligation to bear and pay

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

costs and expenses of maintenance, development and operations on or in connection with such Development Interest, but without regard to the effect of any royalties, overriding royalties, production payments, net profits interests and other similar burdens upon, measured by, or payable out of, production therefrom.

Section 1.2    References and Rules of Construction. All references in this Agreement to Exhibits, Appendices, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Appendices, Schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections and other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and will be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection or other subdivision unless expressly so limited. The word “including” (in its various forms) means including without limitation. All references to “$” or “dollars” will be deemed references to United States dollars. Each accounting term not defined herein will have the meaning given to it under GAAP as interpreted as of the Execution Date. The word “or” shall not be exclusive, unless the context requires otherwise. Pronouns in masculine, feminine or neuter genders will be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form will be construed to include the plural and vice versa, in each case unless the context otherwise requires. References to any Law or agreement will mean such Law or agreement as it may be amended from time to time. References to any date will mean such date in Houston, Texas and for purposes of calculating the time period in which any notice or action is to be given or undertaken hereunder, such period will be deemed to begin at 12:01 a.m. on the applicable date in Houston, Texas.

Article II

ASSIGNMENT; REVERSION; TITLE AND ENVIRONMENTAL MATTERS

Section 2.1    Assignment; Sequel’s Right to Participate.

(a)    Pursuant to Section 4.1(c), other than the Excluded Wells and the Subject Wells, during the Availability Period, in the event Eclipse or its Affiliates commence drilling operations on any Wells on the Leases targeted to produce from the Utica Formation, Eclipse shall propose to include such Well in the Optional Well Program. During the term of a Well Program, Sequel shall further have the right (but not the obligation) to participate for its pro rata share of any incremental Net Revenue Interest acquired by Eclipse in the Leases following the Execution Date on the same terms as described herein by delivering written notice to Eclipse of such election within 30 days following the date Eclipse is required to make any adjustments to the Eclipse Retained WI Percentage under Section 5.1(a)(i); provided that, notwithstanding Sequel’s election under this Section 2.1(a), Sequel’s agreement to participate in any incremental Net Revenue Interest acquired by Eclipse shall require Sequel to proportionately increase its participation in the estimated Well Costs set forth in the Development Plan for the applicable Well Program, subject to the Well Cost Cap. If Sequel elects to participate for its pro rata share of any incremental Net Revenue Interest acquired by Eclipse during the

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

applicable Well Program in accordance with this Section 2.1(a), then such interest shall be deemed included in the definitions of “Conveyed Interest” and “Development Interest” for all purposes hereunder.

(b)    Unless Sequel fails to pay any Well Costs due and owing for a Subject Well in accordance with Section 5.3, Sequel shall, for all purposes, be deemed to have earned the applicable Conveyed Interests for such Subject Well upon (i) the spud date of such Subject Well, if such spud date is after the Effective Date or (ii) the earlier of (A) the Effective Date or (B) the date such Subject Well is turned to sales, if the spud date is prior to the Effective Date (with respect to each Subject Well (including any Outside Well that becomes a Subject Well), its “Assignment Effective Date”).

(c)    Subject to the terms and conditions of this Agreement (including Section 2.3) and except with respect to any Outside Well that becomes a Subject Well in accordance with Section 4.1(c), upon the earlier to occur of (i) the First Funding Date with respect to a Subject Well, or (ii) the date such Subject Well is turned to sales, Eclipse will execute and deliver to Sequel an Assignment, effective as of the Assignment Effective Date (with special warranty of Defensible Title by, through, and under Eclipse and its Affiliates, but not otherwise), conveying to Sequel the Sequel Assigned WI Percentage of the Existing Eclipse Interest in and to (A) the wellbore of any Subject Well, (B) all Hydrocarbons within, produced from or attributable to the Subject Well, and all proceeds or accounts receivable resulting from the sale of any such Hydrocarbons from and after the Assignment Effective Date, (C) any associated Well Facilities, (D) any associated right, title and interest in and to the oil and gas leases described on the attached Exhibit A (all such oil and gas leases, together with any lands pooled or unitized therewith, the “Leases”), insofar and only insofar as said Leases cover the Utica Formation and are necessary to operate, maintain, produce, save, treat and transport Hydrocarbons from such Subject Well as to the Utica Formation, excepting and reserving all other right, title and interest in the Leases, and (E) the Joint Use Agreement, insofar and only insofar as is necessary to conduct operations and activities on the associated Subject Well and Well Facilities (such right, title and interest conveyed under an Assignment, the “Conveyed Interest” and, collectively, the “Conveyed Interests”). A Conveyed Interest shall not be limited to the physical configuration of the Subject Well as of the Assignment Effective Date, as such physical configuration is reflected in a map approved by Governmental Authority for permitting purposes, but instead the Conveyed Interests shall include the physical configuration of the Subject Well as drilled, including any extension of a lateral associated with horizontal drilling through such Subject Well, or plugging back, reworking or recompleting of the Subject Well, in each case subject to the terms of this Agreement. Any Assignment of Conveyed Interests in an Outside Well that becomes a Subject Well in accordance with Section 4.1(c) shall be made effective as of the Assignment Effective Date and delivered in the time period contemplated under Section 4.1(c). The entirety of Eclipse’s and its Affiliates’ right, title and interest in each such Subject Well, associated Well Facilities, any such associated right, title and interest in and to the Leases, insofar and only insofar as said Leases are necessary to operate, maintain or produce such Subject Well, and the Joint Use Agreement, immediately prior to the Execution Date is hereinafter referred to as a “Development Interest”. For the avoidance of doubt, (y) the Development Interests exclude the Other Rights and (z) the

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Conveyed Interests exclude, and Sequel shall not receive, a conveyance of any rights, title or interests in or to any properties beyond the Well Facilities of the Subject Wells and the limited interest in the associated Leases as described herein.

Section 2.2    Mortgage and Lien Releases. On or prior to the date any Assignment is delivered to Sequel hereunder, Eclipse will (a) deliver to Sequel a recordable lien release in the form attached hereto as Exhibit M, executed by the applicable holders of any then-existing indebtedness of Eclipse or any of its Affiliates that encumbers the Conveyed Interests, pursuant to which such holders agree to release the liens covering the Conveyed Interests; and (b) as and when required by the terms of its credit agreement, execute and deliver to the administrative agent thereunder a certification that Eclipse has received fair market value for the applicable Conveyed Interests in accordance therewith. Eclipse will promptly record the lien release in the applicable County recording office(s) and deliver a file-stamped copy to Sequel. Any recording fees or other charges relating to recording such documents or instruments made pursuant to this Section 2.2 shall be shared equally by Sequel and Eclipse.

Section 2.3    Reversion.

(a)    At and upon the first day of the Calendar Month following the point in time at which Sequel receives an aggregate [***]% IRR for all Subject Wells included in a Well Program, the Conveyed Interests for such Well Program will automatically be reduced to the Residual Sequel WI Percentage (effective as of such date) and the remaining portion of the initial Conveyed Interests will automatically revert to Eclipse (with such occurrence referred to herein as, “Reversion”); provided that Reversion shall not occur until the Subject Wells for such Well Program have been drilled and Completed and turned to sales in accordance with Section 4.4.

(b)    Upon Reversion, Sequel agrees to take all actions reasonably requested by Eclipse to reflect the occurrence of Reversion, including (i) executing, acknowledging and delivering an assignment, in the form of the Assignment (without revision and modified to reflect the interest being assigned), effective as of the date of the Reversion, assigning to Eclipse an undivided interest in the Conveyed Interests for the applicable Well Program equal to the difference between the Sequel Assigned WI Percentage and the Residual Sequel WI Percentage with a special warranty of title against claims by, through or under Sequel and its Affiliates, but not otherwise, to be filed of record in the counties in which such Wells are located and (ii) executing and delivering a recordable lien release, letters-in-lieu, revised division orders and any other documents or instruments reasonably requested by Eclipse to document such event. For the avoidance of doubt, the reduction of the Conveyed Interests to the Residual Sequel WI Percentage will be effective upon the occurrence of Reversion of the applicable Well Program and will not be conditioned upon or dependent on the execution or filing of any of the documents described in this Section 2.3(b) or any other documentation. Any sales Tax, transfer Tax, documentary Tax or recording fees or other charges relating to such documents or instruments made pursuant to this Section 2.3 shall be shared equally by Sequel and Eclipse.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 2.4    IRR Calculation.

(a)    Upon the occurrence of Reversion for a Well Program, Eclipse will deliver to Sequel a statement (a “Final IRR Statement”) prepared by Eclipse showing the date Reversion was reached for such Well Program. The Final IRR Statement will be accompanied by reasonable supporting documentation with respect to Eclipse’s calculation. As soon as practicable, and in any event within 30 days after receipt of the Final IRR Statement, Sequel will deliver to Eclipse a written report containing any proposed changes to the calculation of the IRR in the Final IRR Statement and an explanation of any such changes and the reasons therefor (the “Dispute Notice”). Any changes not so specified in the Dispute Notice will be deemed waived and Eclipse’s determinations with respect to all such elements of the calculation of the IRR in the Final IRR Statement that are not addressed specifically in the Dispute Notice will prevail. If Sequel fails to timely deliver a Dispute Notice to Eclipse containing changes Sequel proposes to be made to the Final IRR Statement, the Final IRR Statement as delivered by Eclipse and the date of Reversion set forth therein will be deemed to be correct and mutually agreed upon by the Parties, and will be final and binding on the Parties and not subject to further audit or arbitration.

(b)    If Eclipse and Sequel are unable to resolve the matters addressed in the Dispute Notice (if any) within 30 days after the delivery of such Dispute Notice, each of Eclipse and Sequel will within 10 Business Days after the expiration of such 30-day period, summarize its position with regard to such dispute in a written document of 20 pages or less and submit such summaries to the Houston office of Deloitte Touche Tohmatsu Limited or such other Person as the Parties may mutually select (the “Accounting Arbitrator”), together with the Dispute Notice, the Final IRR Statement and any other documentation such Party may desire to submit. Within 20 Business Days after receiving the Parties’ respective submissions, the Accounting Arbitrator will render a decision choosing either Eclipse’s position or Sequel’s position with respect to each matter addressed in any Dispute Notice, based on the materials submitted to the Accounting Arbitrator as described above, and in accordance with this Agreement. The Accounting Arbitrator shall act as an expert for the limited purpose set out in this Section 2.4(b). The Accounting Arbitrator shall not act as an arbitrator in any capacity other than as set out in this Section 2.4(b) and may not award damages, interest or penalties to either Party with respect to any matter. Any decision rendered by the Accounting Arbitrator pursuant to this Section 2.4(b) with respect to the Final IRR Statement will be final, conclusive and binding on Eclipse and Sequel and will be enforceable against the Parties in any court of competent jurisdiction. The costs and expenses of the Accounting Arbitrator will be borne by the Party whose position is not selected by the Accounting Arbitrator. For the avoidance of doubt, Sequel will continue to be paid proceeds for its Entitlement based on the Sequel Assigned WI Percentage until the Parties agree on the date Reversion occurred or such date is finally determined pursuant to this Section 2.4. Upon final determination of the date of Reversion, Sequel will reimburse Eclipse for any additional proceeds received in excess of its Working Interest share of proceeds (if any).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 2.5    Certain Title and Environmental Matters.

(a)    Prior to the commencement of drilling operations on any Subject Well, Sequel will have such title examination and approval rights as set forth in Article IV.A. of the applicable Eclipse JOA with respect to any uncured title issue that would cause a reasonably prudent operator not to drill such Wells in its ordinary course of business. Except as provided in Section 5.3(a) and Section 5.3(b) (and, with respect to any Substitute Well, Section 4.3), such rights will be Sequel’s sole and exclusive remedy with respect to title of any Subject Wells, other than the representation set forth in Article X, and any claim validly asserted with respect to the special warranty set forth herein or in the Assignment; provided, however, if Eclipse discloses information in writing to Sequel concerning potential or actual title defects or Environmental Conditions that may affect any Subject Well, and the Parties agree to proceed to drill such Subject Well, Sequel shall be deemed to have waived its right under the applicable JOA to object to such matter, except as otherwise agreed in writing by the Parties. Notwithstanding the foregoing, Sequel stipulates that it has examined and approved all title and environmental issues with respect to the Subject Wells listed on Schedule 2.5(a).

(b)    The Parties agree and acknowledge that:

(i)    Any Environmental Condition in respect of the Development Interests or Leases relating to or arising from any operations or activities occurring or arising in connection with a Development Plan or any other operation or activity (in each case that both Parties are participating, or are obligated to participate, in) will be borne by the Parties in accordance with their respective Working Interest share.

(ii)    Any Environmental Condition in respect of the Development Interests or Leases relating to or arising from any operation, condition or activity that only Eclipse participates in, including pursuant to the terms of this Agreement, will be borne solely by Eclipse.

(iii)    Any Environmental Condition in respect of the Excluded Wells will be borne solely by Eclipse.

(iv)    Any Environmental Condition in respect of the Development Interests or Leases relating to or arising from any operation, condition or activity by Eclipse prior to the Execution Date (other than an Environmental Condition of the type described in Section 2.5(b)(i)) will be borne solely by Eclipse (together with the Environmental Conditions described in Section 2.5(b)(ii) and Section 2.5(b)(iii), the “Retained Environmental Conditions”).

(c)    Environmental Diligence. Eclipse shall permit Sequel and its designated representatives (“Sequel’s Representatives”) reasonable access, during normal business hours, to the Well Locations and Subject Wells to the extent necessary to conduct an environmental assessment. Any conclusions made from any examination done by Sequel or any Sequel’s Representatives shall result from Sequel’s own independent review and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

judgment. Sequel’s inspection right with respect to the Environmental Condition of the Well Locations shall be limited to undertaking a Phase I Environmental Site Assessment of the Well Locations and Subject Wells conducted by an environmental consulting or engineering firm selected by Sequel (the “Environmental Consultant”). The inspection undertaken by the designated environmental consulting or engineering firm may include only inspections and record reviews relating to the Well Locations. In conducting such inspection, Sequel shall not conduct any testing or sampling of soil, groundwater or other materials (including any testing or sampling for Hazardous Substances, Hydrocarbons or naturally occurring radioactive materials). Sequel shall give Eclipse reasonable prior notice before gaining physical access to any of the Well Locations or Subject Wells, and Eclipse or its designee shall have the right but not the obligation to accompany Sequel and Sequel’s Representatives whenever Sequel or Sequel’s Representatives gain physical access to any Well Locations or Subject Wells. If, following the conduct of any such environmental assessments, the Environmental Consultant, in its reasonable determination based on the findings and results of such environmental assessments, believes that further investigation, sampling or testing or other site assessment commonly referred to as a “Phase II” site assessment is necessary to determine the existence or magnitude of an Environmental Condition, the Environmental Consultant may request an authorization to conduct such Phase II Assessment on behalf of Sequel, subject to Eclipse’s prior consent (which consent may be granted or withheld in Eclipse’s sole discretion); provided, however, should Eclipse withhold such consent with respect to any Well Location or Subject Well, then Sequel may elect to exclude the affected Subject Well from the applicable Development Plan (which Subject Well shall be deemed an Excluded Well for all purposes hereunder), in which event Eclipse shall promptly propose a Qualifying Substitute Well to replace any Subject Well so excluded.

Article III

OPERATIONS

Section 3.1    Operator.

(a)    Eclipse I is hereby designated and agrees to serve as operator for the Wells drilled hereunder and under each JOA and agrees not to resign as “operator” hereunder or thereunder, as applicable, with respect to any Well Program without the prior written consent of Sequel prior to the time Sequel has fully funded the Sequel Carried WI Percentage of Qualified Costs for such Well Program. Sequel agrees to vote for and otherwise support the nomination and selection of Eclipse I as operator under a JOA; in each case, unless Eclipse I is removed for good cause under a JOA pursuant to the terms thereof. Eclipse I may only be removed as operator under a JOA pursuant to the terms thereof.

(b)    Subject to Section 3.1(a), as operator and as between the Parties, Eclipse I will manage and control all Development Operations and, during the Availability Period, will have the sole right on behalf of the Parties to propose and conduct such Development Operations in accordance with this Agreement; provided that, prior to Reversion for a Well Program, Eclipse I may not conduct any secondary operations (excluding emergency operations, but including recompletion or plugging back) on any Subject Well

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

in such Well Program (i) which are reasonably determined by Eclipse to result in a shut in of existing production in excess of 30 days or (ii) if the cost of any such secondary operation is reasonably expected to exceed $100,000, in each case, without prior written consent of Sequel (which consent may not be unreasonably withheld).

(c)    Subject to Section 3.3, Eclipse I shall perform its obligations hereunder (or pursuant to any JOA) (i) in material compliance with all applicable Laws, including all Environmental Laws (which compliance includes any investigation, monitoring or remediation required under any Environmental Laws); (ii) pursuant to the terms and conditions of this Agreement, the Joint Use Agreement and any Associated Agreement applicable to such operations; and (iii) as a reasonable and prudent operator, in a good and workmanlike manner, with due diligence and dispatch, and in accordance with good oilfield practice and in a manner consistent with the industry standard of performance that would be utilized in the operation of its oil and gas properties in the same geographic area (other than Subject Wells) in the ordinary course of business. Without Sequel’s consent, Eclipse I shall not drill a Subject Well (A) burdened by an uncured title issue that Eclipse I would not typically drill in its ordinary course of business or (B) in which Eclipse I has not obtained all material consents, approvals, certificates, licenses, permits and other authorizations of Third Parties or Governmental Authorities required for Eclipse I to own, develop, operate or maintain the Subject Wells (in the case of (B), other than those customarily obtained after drilling in accordance with good oilfield practice and in a manner consistent with the standard of performance that Eclipse utilizes in the operation of its oil and gas properties in the same geographic area (other than Subject Wells)).

Section 3.2    Certain Reports.

(a)    Each Party will provide to the other Party the monthly reports described on Schedule 3.2 no later than the 30th day following the end of each Calendar Month.

(b)    Eclipse will provide to Sequel the quarterly reports described on Schedule 3.2 no later than the 45th day following the end of each Calendar Quarter.

(c)    Eclipse will provide to Sequel no later than the 60th day of each Calendar Year, an annual reserve report (including Aries database) covering the Subject Wells based on five-year forward pricing for “NYMEX Henry Hub Natural Gas Futures”, which includes (i) calculations supporting Eclipse’s estimation of when Reversion will occur, (ii) reserve information prepared or audited by a Third Party (to the extent such reserve information is prepared as part of Eclipse’s regular reserve auditing process) and (iii) all supporting data and inputs reasonably requested by Sequel in order for Sequel to adjust the pricing assumptions made by Eclipse.

(d)    Eclipse will, as operator in the conduct of Development Operations:

(i)    (A) maintain written health, safety and environmental (“HSE”) policies, programs and systems covering Development Operations that conform in all material respects with applicable industry standards (as reviewed and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

updated by Eclipse on a regular basis in accordance with industry standards, the “HSE Program”), a copy of which will be provided to Sequel upon request and (B) monitor on a regular basis its HSE performance and record performance data on a basis that conforms in all material respects with applicable industry standards and conduct an annual review of its HSE Program;

(ii)    provide an unaudited reserve report effective as of June 30th covering the Subject Wells, with such report prepared in a form and on a basis consistent with the annual reserve report provided in accordance with Section 3.2(c);

(iii)    provide semi-annual Aries database updates, including the inputs associated with the audited and unaudited reserve reports delivered in accordance with Section 3.2(c) and Section 3.2(d)(ii);

(iv)    provide semi-annual reports showing Eclipse’s calculation of the IRR for each Well Program, together with Eclipse’s good faith estimate of when Reversion is expected to occur for such Well Program, including statements that calculate the actual historical cash flow;

(v)    provide copies of written notices and promptly notify Sequel of any oral notice received by Eclipse regarding material violations or potential material violations of, or material Liability or potential material Liability under, Laws, including any Environmental Laws, related to the Development Operations or Development Interests and notify Sequel as soon as reasonably practicable upon becoming aware of any incidents or conditions with respect to the Development Operations or Development Interests that could reasonably be expected to present a Liability to Sequel in excess of $100,000;

(vi)    promptly notify Sequel of (A) Eclipse’s material default under any credit agreement, bond indenture or similar agreement or (B) any Third Party written claim or suit arising from Development Operations received by Eclipse that exceeds (or is reasonably expected to exceed) $100,000, and, upon reasonable request of Sequel from time to time shall further provide, in a timely manner, the then-current information regarding the progress and status of any such claims or suits;

(vii)    promptly notify Sequel of Eclipse’s receipt of any written notification from a lessor under any Lease that such lessor intends to terminate such Lease or alleging that Eclipse is in material breach of any obligation under such Lease (including any obligation to properly pay royalties thereunder); and

(viii)    maintain the Records, which Sequel may review and receive a copy thereof upon reasonable request; provided that Sequel shall not have the right to review and receive a copy of any Records subject to confidentiality agreements or attorney-client privilege except title opinions related to the Subject Wells and the Leases.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 3.3    Liability of Operator and Marketer. Notwithstanding anything herein to the contrary, without limiting Sequel’s right to indemnification under this Agreement, in no event will Eclipse (or any of Eclipse’s Affiliates) serving as operator hereunder or under any JOA have any liability as operator for any claim, damage, loss or Liability sustained or incurred in connection with the conduct of any Development Operation or any liability as Marketer except to the extent such claim arises from Marketer’s failure to (a) actually market Sequel’s Entitlement in accordance with the terms of any applicable marketing contracts or (b) accurately distribute to Sequel its proportionate share of revenue from the sale of Hydrocarbons from the Subject Wells, EVEN IF ANY SUCH CLAIM, DAMAGE, LOSS OR LIABILITY AROSE IN WHOLE OR IN PART FROM THE ACTIVE, PASSIVE, SOLE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ECLIPSE OR ANY OF ITS AFFILIATES OR ANY OFFICER, PARTNER, MEMBER, DIRECTOR, AGENT OR EMPLOYEE OF SUCH PARTY, OTHER THAN IF SUCH CLAIM, DAMAGE, LOSS OR LIABILITY AROSE FROM THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF MARKETER OR THE ECLIPSE INDEMNIFIED PARTIES; it being understood by each Party that any such claim, damage, loss or Liability (other than that caused by the fraud, gross negligence or willful misconduct of Marketer or the Eclipse Indemnified Parties), will be borne severally by the Parties (including the operator) in proportion to their interests in the operations giving rise to such claim, damage, loss or Liability. Notwithstanding the foregoing, Eclipse (and any of Eclipse’s Affiliates) shall not be released from liability under this Section 3.3 arising from a material breach of any financial, reporting or administrative obligation under this Agreement or an Associated Agreement (which, for the avoidance of doubt, shall include Section 4.4).

Section 3.4    Joint Operating Agreements.

(a)    For each Subject Well, the Parties will enter into a joint operating agreement in the form attached hereto as Exhibit D (the “Eclipse JOA”), covering the Development Interests covered by such Subject Well. Prior to commencing any Development Operations for a Subject Well or group of Subject Wells (including, if applicable, prior to the date the Parties agree to commence the Optional Well Program), the Parties will enter into one or more Eclipse JOAs covering the Development Interests covered by the applicable Subject Wells. The applicable Eclipse JOAs will apply to all operations in respect of the Development Interests covered thereby in which both Parties have an interest pursuant to this Agreement and any Associated Agreements; provided, however, that, subject to Section 3.4(b), any Development Interests (i) in which any Party holds an interest as of the Execution Date and which are subject to an existing operating agreement involving a Third Party (whether the Third Party is a non-operating Working Interest owner or is operator), or (ii) which hereafter become subject to an operating agreement executed by the Parties and one or more Third Parties will, in addition to being subject to and governed by the applicable Eclipse JOA, be subject to and governed by such agreement (any agreement referred to in clause (i) or (ii), to the extent and only to the extent such agreement applies in respect of all or any part of the Development Interests, is hereinafter referred to as a “Third Party JOA”); provided that, notwithstanding anything to the contrary herein or in any Third Party JOA, Sequel shall not be responsible for (and Eclipse agrees to pay, perform and fully discharge) any acreage acquisition costs (including any lease bonus and/or brokerage fees) pursuant to

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

the Specified JOAs (the “Specified Acquisition Costs”). For the avoidance of doubt, the Parties agree that any joint operating agreements, whether existing as of the Execution Date or made thereafter, which are pursuant or subject to the Triad Exploration Agreement shall be deemed a Third Party JOA under this Agreement.

(b)    As between the Parties, each JOA insofar as it is applicable to the Development Interests will be subject to the provisions of the Tax Partnership Agreement. In the event of any conflict or inconsistency between the terms of this Agreement and the applicable Eclipse JOA, then this Agreement will prevail to the extent of such conflict. In the event any portion of the Development Interests is or becomes governed by a Third Party JOA, the terms of that Third Party JOA will control as between each applicable Third Party and the Parties to this Agreement; provided, however, that the applicable Eclipse JOA and this Agreement will apply as between the Parties to the greatest extent practicable. If all of the Third Party Working Interests covered by a Third Party JOA are subsequently acquired by one or more of the Parties or their respective Affiliates, then such Third Party JOA will be superseded and replaced in its entirety by the applicable Eclipse JOA (subject to the other terms of this Agreement).

(c)    Eclipse will have the right from time to time to propose that the Parties enter into and amend joint operating agreements, unit agreements, pooling agreements and other similar agreements with Third Parties providing for all or any portion of Development Operations on such terms and conditions as Eclipse, acting as a reasonably prudent operator, determines appropriate. Sequel will consider in good faith and promptly respond to such proposals from Eclipse; provided, however, the consent of Sequel shall not be required with respect to an amendment to that certain operating agreement dated December 1, 2012 between Triad Hunter, LLC and Eclipse I, among others, which amendment shall be for the sole purpose of (i) removing and releasing therefrom the so-called McIntire Unit (as more particularly identified therein) and the corresponding leases and acreage, and (ii) allowing the parties thereto to cross-convey their respective leaseholds interests in the leases and acreage associated with the McIntire Unit.

Section 3.5    Insurance. Eclipse will carry such applicable insurance as set forth in, and pursuant to, the applicable Eclipse JOA. Eclipse shall provide copies of such policies to Sequel any time there is a material change to the existing policies (but in no event less than once per year), and shall notify Sequel if it has been unable to obtain or maintain any of such policies. Except for worker’s compensation policies, Eclipse shall arrange for Sequel to be named as an additional insured on the relevant policies and such coverage shall be primary, with waivers of subrogation in favor of Sequel with respect to its interests under this Agreement or the applicable Eclipse JOA, as applicable. Eclipse shall use commercially reasonable efforts to duly file any relevant claims and to collect for the account of Sequel any proceeds to which Sequel is entitled as additional insured under such policies. Notwithstanding the foregoing, Sequel may elect to obtain one or more insurance policies covering the Conveyed Interests. Upon written request by Sequel, Eclipse shall remove Sequel as additional insured under any such overlapping policies, and Eclipse shall no longer burden Sequel with the cost of such insurance. To the extent Sequel elects to obtain one or more insurance policies covering the Conveyed Interests, the cost of any such insurance shall be included in the calculation of the IRR, up to Sequel’s pro rata share of the premiums that would be chargeable to Sequel for the policies procured by Eclipse pursuant to the applicable Eclipse JOA.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 3.6    Marketing and Gathering.

(a)    Subject to Section 3.6(b), Section 3.6(c) Section 3.6(d) and Section 3.6(e), Eclipse will, at no cost or expense to Sequel (unless paid to a Third Party), act as the marketer of Eclipse Production and Sequel Production or will, at its discretion, appoint an Affiliate to do so, which appointment may be revoked by Eclipse at any time (Eclipse or its Affiliate for the period of such appointment, the “Marketer”), and each of Eclipse (on behalf of itself and its Affiliates) and Sequel (on behalf of itself and its Affiliates) designates Marketer as the marketer of Eclipse Production and Sequel Production, as applicable. Sequel shall receive (A) a weighted average price for its Entitlement at least equal to that received by Eclipse or its Affiliates for its oil and gas wells in the same immediate vicinity (unless Sequel withholds its consent for Eclipse to enter into new dedications or amend any existing dedications or commitments of Sequel’s Entitlements as provided in Section 3.6(b)) and (B) the same netbacks received by Eclipse or its Affiliates for Eclipse’s Entitlement with respect to the applicable Well Program. Sequel shall be allocated its pro rata share of any firm transportation costs incurred by Eclipse for the actual use of firm transportation service, but Sequel shall not be liable for any unused or excess firm transportation costs incurred by Eclipse.

(b)    Effective as of the Execution Date, Sequel’s Entitlement and the Development Interests shall be subject to the midstream and marketing contracts entered by Eclipse prior to the Execution Date and set forth on Schedule 3.6(b) (the “Existing Marketing Contracts”). From and after the Execution Date, other than the Eureka Midstream Contract and any asset management agreements associated with the Existing Marketing Contracts, Eclipse shall not (i) enter into any marketing or midstream contract that burdens Sequel’s Entitlement for a term in excess of 12 Calendar Months (or that is not terminable upon 12 Calendar Months’ notice) or (ii) enter into any new dedications or extend or materially amend any existing dedications or commitments of Sequel’s Entitlements, in each case, without Sequel’s prior written consent (which consent shall not be unreasonably withheld).

(c)    To the extent Eclipse is no longer the operator of the Development Interests associated with a Well Program, and to the extent it is allowable under the applicable midstream contracts held by the new operator, Sequel will have the right to take in-kind the portion of Sequel Production attributable to such Well Program upon 120 days’ prior written notice to Eclipse of Sequel’s election. In the event Sequel transfers its interest in the Development Interests to a Third Party in accordance with the terms this Agreement, to the extent it is allowable under the applicable Third Party midstream contracts, Sequel’s transferee shall have the right to take in-kind its portion of production (on a Well Program basis) upon 120 days’ written notice.

(d)    If the Parties agree to effect an election-out (as defined in, and in accordance with, the Tax Partnership Agreement), then from and after such time the Parties agree that:

(i)    the provisions of Section 3.6(a) through (c) shall cease to apply;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(ii)    Sequel shall have the right to take in-kind and separately dispose of the Sequel Production;

(iii)    if Sequel fails to make the arrangements necessary to take in-kind or separately dispose of the Sequel Production, Eclipse shall have the right, subject to the revocation at will by Sequel upon at least 10 days’ written notice, but not the obligation, to purchase such Sequel Production or sell it to others at any time and from time to time, for the account of Sequel; provided that, any such purchase or sale shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one year; provided, further, that the effective date of any such revocation by Sequel may be deferred at Eclipse’s election for a period not to exceed 90 days if Eclipse has committed such Sequel Production to a purchase contract having a term extending beyond such ten-day period; and

(iv)    to avoid an unintended impairment of the election-out, the Parties will (A) avoid any future operational changes that would terminate the qualification for the election-out status, (B) monitor the continuing qualification for the election-out status and will notify the other Party if, in such Party’s opinion, a change in operations will jeopardize the election-out, and (C) use the cumulative gas balancing method in accordance with Treasury Regulation Section 1.761-2(d)(2) in connection with any gas imbalance.

Notwithstanding anything to the contrary herein, the Parties shall have no obligation to comply with the provisions of this Section 3.6(d) until the Parties have effected an election-out (as defined in, and in accordance with, the Tax Partnership Agreement).

(e)    In the event that (i) Sequel has the right to and elects to take in-kind its portion of production from the Subject Wells pursuant to this Agreement or any Associated Agreement and (ii) Eclipse is in material breach of this Agreement or there is an ongoing material event of default or ongoing acceleration under any Eclipse credit agreement and/or indenture, then, in such instance, at Sequel’s written request, which must be submitted not later than 30 days following the occurrence of the foregoing conditions, Eclipse shall use commercially reasonable efforts to partially assign to Sequel any Existing Marketing Contracts and any other midstream or marketing contracts that burden Sequel’s Entitlement, in each case, to the extent transferable (it being understood that Eclipse shall not be required to pay any fees (except to the extent Sequel has agreed in writing to pay such fees) or commence or maintain litigation to seek or obtain a consent or waiver under any instrument binding on Eclipse or its properties that would otherwise restrict such assignment), as are reasonably necessary for Sequel to market its portion of production for its own account.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 3.7    Contracts; Use of Affiliates. Subject to Section 3.6:

(a)    Effective as of the Execution Date, Sequel’s Entitlement shall be subject to the Applicable Contracts between Eclipse and its Affiliates set forth on Schedule 3.7 (the “Existing Affiliate Contracts”). Eclipse shall not materially amend or terminate any Existing Affiliate Contracts without Sequel’s prior written consent, which consent shall not be unreasonably withheld.

(b)    Subject to Section 3.7(c), Eclipse may enter into procurement contracts and agreements on customary and competitive terms and conditions in connection with any Development Operations conducted by or at the direction of Eclipse in which both Parties participate.

(c)    Following the Execution Date, Eclipse may contract with its Affiliates to provide services, materials, sales or purchases in connection with Development Operations. All services performed, materials supplied or transactions by or with any such Affiliates will be performed or supplied pursuant to written agreements and in accordance with customs and standards prevailing in the industry (including standard COPAS accounting provisions) and at competitive rates and terms (no less favorable than the customary, prevailing rates and terms when each such pertinent agreement was made); provided that any contracts executed or services provided pursuant to this Section 3.7(c) shall be on no less favorable terms than the terms applicable to Eclipse’s Entitlement and Eclipse’s wells in the same geographic area, and shall not cause Sequel to receive a weighted average price for its Entitlement below that received by Eclipse or its Affiliates for Eclipse’s Entitlement or Eclipse’s wells in the same geographic area.

Section 3.8    Offsite Infrastructure.

(a)    Subject to Section 4.5, Eclipse shall construct and bring online all Offsite Infrastructure reasonably necessary to bring the Subject Wells to first sale in accordance with the timing set forth in the applicable Development Plan. Eclipse will be responsible for the Offsite Infrastructure Costs and any Offsite Infrastructure will be owned solely by Eclipse.

(b)    With respect to each Subject Well utilizing Offsite Infrastructure, Eclipse shall charge Sequel a fee for the use of the Offsite Infrastructure to transport, process and/or market the Eclipse Production and the Sequel Production, which fee shall be based on the Sequel Carried WI Percentage share of the total Offsite Infrastructure Costs incurred by Eclipse to construct, install, operate and maintain the applicable Offsite Infrastructure (a “Utilization Fee”). The Utilization Fee shall be calculated annually using the projected volumes of Hydrocarbons from a Subject Well that will utilize the applicable Offsite Infrastructure in the following year and such fee shall be set at a level sufficient to allow Eclipse to recover its actual Offsite Infrastructure Costs within a 10-year period; provided, however, in no event may Eclipse charge a Utilization Fee greater than $[***]/Mcf of natural gas or $[***]/Bbl of crude oil.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 3.9    Hedging.

(a)    Each Party is responsible for conducting (for its own account) any hedging activities with respect to its share of production from the Development Interests. Sequel may enter into any hedging contract affecting Sequel’s Entitlement in its sole discretion; provided that the calculation of the IRR may only include costs associated with and gains and losses realized from hedging under a Hedge Contract to the extent such Hedge Contract is (i) approved by the Operating Committee or (ii) otherwise meets the hedge specifications set forth on Schedule 3.9(a) (the “Hedge Specifications”, and each such Hedge Contract, a “Permitted Hedge Contract”) and all other costs associated with and gains and losses realized from Sequel’s hedging activities are excluded from the calculation of the IRR.

(b)    Unless otherwise agreed in writing, all derivative activities, including any purchasing or repurchasing of Hydrocarbons, of Eclipse will be outside the scope of this Agreement (including the Services), and Sequel will not benefit from, or be burdened or restricted by, any of Eclipse’s derivative activities.

(c)    Except for realized gains or losses pursuant to the Permitted Hedge Contracts, no costs, gain or loss associated with any other derivative activities of Sequel will be included in the calculation of the IRR. The Parties anticipate that, immediately prior to Reversion (or, if applicable, Synthetic Reversion of a Well Program), Sequel will terminate the portion of Permitted Hedge Contracts then outstanding necessary to reflect Sequel’s reduced Working Interest following Reversion (or, if applicable, Synthetic Reversion), except to the extent the Parties mutually agree to novate the applicable portion of any such Permitted Hedge Contracts to Eclipse upon Reversion (or, if applicable, Synthetic Reversion), in which case, Eclipse shall cooperate in good faith with Sequel to consummate such novation. All proceeds received by Sequel in connection with the settlement or novation of a Permitted Hedge Contract (including, if applicable, in connection with Synthetic Reversion) and costs and realized losses paid by Sequel in connection with the settlement or novation of a Permitted Hedge Contract (including, if applicable, in connection with Synthetic Reversion) shall be included in the calculation of the IRR. Sequel must furnish its hedge schedule on a monthly basis to Eclipse.

Section 3.10    Third Party Rights.

(a)    To the extent not previously obtained by Eclipse, and no later than 30 days prior to submitting any related AFE to Sequel, Eclipse shall send to the holder of any Preferential Purchase Right or Consent pertaining to an applicable Oil and Gas Interest (each, a “Third Party Right”), an election notice, consent request, or waiver request, as appropriate regarding the Transfer of the subject Conveyed Interest to Sequel. Eclipse will use its commercially reasonable efforts to obtain a consent or waiver of such Third Party Right; provided that Eclipse will have no obligation to commence litigation or pay any amount of money to effect the Transfer of the subject Conveyed Interest to Sequel.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)    Prior to submitting an AFE to Sequel, Eclipse must have obtained an express waiver or consent related to all Third Party Rights burdening the Well described in such AFE or such AFE must disclose the Third Party Rights for which Eclipse was unable to obtain waivers thereof. To the extent any AFE includes such a disclosure or Sequel provides written notice to Eclipse that it believes in good faith that an unobtained Third Party Right affects the Well described in such AFE and Eclipse has failed to respond to such notice within 30 days of receipt thereof, Sequel will be deemed to have elected to withdraw its consent related to such Well unless Sequel delivers written notice to Eclipse of its election to participate in such Well subject to the unobtained Third Party Right within 30 days of its receipt of the same; provided that, if Sequel elects to participate in any such Well, then the Assignment of the applicable Conveyed Interests for such Well shall (i) exclude the Leases affected by such unobtained Third Party Right, and (ii) include a proportionate increase in the other Leases which are associated with the unit of such Well and not affected by such unobtained Third Party Right, such that Eclipse shall convey to Sequel the full Sequel Assigned WI Percentage in and to such Well. In the event Sequel withdraws (or is deemed to have withdrawn) its consent to a Well in accordance with this Section 3.10(b), then the applicable Development Plan will be deemed to be amended to remove the affected Well (which Well will be deemed an Excluded Well for all purposes hereunder), and Eclipse shall promptly propose a Qualifying Substitute Well to replace such Well in the applicable Well Program.

(c)    In the event Sequel Transfers all or any portion of its interest in a Subject Well subject to any Third Party Right in accordance with Article VII, Eclipse shall cooperate and provide the relevant Records (other than Records that are subject to confidentiality agreements or attorney-client privilege) to assist Sequel in obtaining a consent or waiver of such Third Party Right.

(d)    Promptly following the Execution Date, Eclipse Ohio shall deliver the Diversified Notice to Diversified. Sequel acknowledges that (i) those Leases and Subject Wells identified on Exhibit J are subject to the Triad Exploration Agreement, and (ii) those Leases and Subject Wells identified on Exhibit O are subject to the Joint Use Agreement.

Section 3.11    Drainage.

(a)    Prior to Reversion of a Well Program, neither Eclipse nor an Affiliate (nor any successors or permitted assigns of Eclipse or its Affiliates) shall propose or intentionally place (i) the Horizontal Lateral of any wellbore Completed in the Utica Formation closer than (A) 1000 feet horizontally to an existing Horizontal Lateral of any Subject Well (including any Qualifying Substitute Well) or any Outside Well in a Dry Gas Type Curve Area or (B) 750 feet horizontally to an existing Horizontal Lateral of any Subject Well (including any Qualifying Substitute Well) or any Outside Well in any other Type Curve Area; or (ii) the Horizontal Lateral of any wellbore Completed in a formation other than the Utica Formation closer than 200 feet above or below the Utica Formation.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)    Notwithstanding the preceding clause (a), in the event of a Spacing Exception (and only to the extent such Spacing Exception affects the applicable Well), then Eclipse shall not be in breach of this Section 3.11 so long as the Horizontal Lateral of the affected wellbore Completed in the Utica Formation is not closer than (i) 950 feet horizontally to an existing Horizontal Lateral of any Subject Well (including any Qualifying Substitute Well) or any Outside Well in a Dry Gas Type Curve Area or (ii) 700 feet horizontally to an existing Horizontal Lateral of any Subject Well (including any Qualifying Substitute Well) or any Outside Well in any other Type Curve Area. Notwithstanding the foregoing, the Horizontal Lateral of any wellbore Completed in a formation other than the Utica Formation shall not be closer than 200 feet above or below the Utica Formation.

(c)    Eclipse may propose revisions to the approved well spacing by providing to Sequel reasonable supporting documentation that such tighter well spacing does not reduce the expected IRR for such Well Program; provided that Sequel will have the right to consent to such proposal. Eclipse and its Affiliates (including any successors or permitted assigns of Eclipse or its Affiliates) shall not propose any well under a Third Party JOA that would violate the spacing requirements set forth in the preceding sentence(s); provided, however, that this Section 3.11 will not restrict operations by Third Parties to the extent such operations are not proposed by Eclipse or an Affiliate and not in Eclipse’s or its Affiliates’ control.

Article IV

WELL PROGRAMS; OPERATING COMMITTEE; PERFORMANCE OBLIGATIONS

Section 4.1    Well Program(s); Development Plans.

(a)    Development Operations on the Development Interests will be conducted in up to three separate Well Programs. Each Well Program will be developed pursuant to the terms of a mutually agreed development plan and budget (each such plan, a “Development Plan”). The Development Plan for the Initial Well Program is attached as Exhibit C-1 hereto. The Development Plan for the Subsequent Well Program is attached as Exhibit C-2 hereto.

(b)    Subject to Section 4.1(c), Eclipse may deliver to Sequel a proposed development plan and budget for the Optional Well Program no earlier than 120 days prior to spudding the final Well in the Subsequent Well Program. The Parties expect that the Optional Well Program will consist of approximately 16 Wells, include the same information as described in the Development Plans attached hereto and will commence on or about June 30, 2018. Following receipt of Eclipse’s proposed development plan and budget for the Optional Well Program, if applicable, the Parties will negotiate in good faith the terms of a Development Plan for such Optional Well Program, taking into consideration commodity prices and performance results from the Initial Well Program and Subsequent Well Program (and any Outside Wells to be included in the Optional Well Program, as applicable). Any such Development Plan must be finalized, if at all, within 30 days following Sequel’s receipt of the Optional Well Program proposal from Eclipse.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)    Notwithstanding anything to the contrary in this Section 4.1, during the Availability Period, if Eclipse commences drilling operations on any Well targeted to produce from the Utica Formation in Belmont, Guernsey, Harrison, Monroe or Noble Counties, Ohio, and such Well is not a Subject Well or an Excluded Well (each, an “Outside Well”), (i) Eclipse shall propose such Outside Well to be included in the Optional Well Program; and (ii) if the Parties elect to proceed with the Optional Well Program, then (A) upon the First Funding Date for such Outside Wells, Eclipse shall execute and deliver to Sequel an Assignment of the Sequel Assigned WI Percentage in and to the Conveyed Interests for each such Outside Well (effective as of the Assignment Effective Date of such Outside Well), (B) such Outside Wells shall be deemed Subject Wells and (C) Eclipse shall promptly remit to Sequel all proceeds attributable to Sequel Production from such Wells for any periods prior to the delivery of such Assignment. If the Parties elect not to proceed with the Optional Well Program, or if the Parties do not finalize the Development Plan for the Optional Well Program in the 30 day time period contemplated in Section 4.1(b), then the Outside Wells shall be deemed Excluded Wells for all purposes hereunder.

Section 4.2    Operating Committee; Quarterly Meetings.

(a)    The Parties hereby establish an operating committee (the “Operating Committee”) composed of three representatives of Eclipse, which shall initially be Matthew DeNezza, Benjamin Hulburt and Oleg Tolmachev, and three representatives of Sequel, which shall initially be Dave Kornder, Doug York and Jeff Hemphill. Each Party shall have the right to change its representatives at any time by giving notice of such change to the other Party. Each Party may, after prior notice to the other Party, have other officers, personnel or representatives of such Party attend any Operating Committee meeting as such Party deems appropriate. Any decision by the Operating Committee shall be unanimous.

(b)    Until Reversion, the Operating Committee will meet once each Calendar Quarter at a mutually agreed time and location to review historical drilling, Completion and performance results, as well as proposed field development and exploration plans and land management activities (each such meeting, a “Quarterly Meeting”). At each Operating Committee meeting, Eclipse will provide (i) information regarding historical performance results in comparison to the Development Plan and (ii) an updated 12-Calendar Month drilling, Completion and turn-to-sales schedule for each Well Program, including any proposed modifications to the previously agreed Development Plans (including, but not limited to, updates to lateral lengths, completion parameters, well timing and associated Well Costs).

(c)    Any proposed modification to a Development Plan shall require the approval of the Operating Committee, other than any changes to a Development Plan by Eclipse, acting in good faith as a reasonable and prudent operator, with respect to:

(i)    increases in the Existing Eclipse Interest and Net Revenue Interest for a proposed Subject Well in accordance with Section 2.1;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(ii)    with respect to Subject Wells for which Development Operations have begun in accordance with the applicable Development Plan, changes to the operations or order set forth in the Development Plan so long as such changes are required, in Eclipse’s reasonable and good faith judgment, to increase the value of such Subject Wells and are consistent with Eclipse acting as a reasonably prudent operator, in a good and workmanlike manner, in accordance with good oilfield practice and appropriate technical standards and guidelines (provided that such revisions shall not adjust the Well Costs set forth in the Development Plan above the Well Cost Cap without approval of the Operating Committee); and

(iii)     Well substitutions for Qualifying Substitute Wells in accordance with Section 4.3;

provided that, notwithstanding the foregoing, any change in a Development Plan that would result in a Subject Well being drilled in a Type Curve Area other than the Type Curve Area set forth for such Well in the applicable Development Plan shall require approval of the Operating Committee.

(d)    Following Reversion, upon Sequel’s written request, the Operating Committee will convene for additional meetings to review current field operations, budget matters and land management activities; provided that Sequel may not request any such meeting more than two times per Calendar Year. Sequel may request, upon 15 Business Days’ prior written notice, specific agenda topics to be covered during a Quarterly Meeting or semi-annual meeting, including any technical or planning issues related to the Development Operations or Development Interests.

Section 4.3    Substitute Wells. Eclipse shall be permitted to substitute other Wells for the Subject Wells within a Well Program (each, a “Substitute Well”); provided that, unless otherwise approved by the Operating Committee: (i) any Substitute Well shall have a substantially similar CAPEX profile, lateral length, Completion profile, turned to sales date and return expectation profile as set forth in the applicable Development Plan for the Subject Well that is intended to be replaced by such Substitute Well, (ii) such Substitute Well shall meet the Qualifying Well criteria described in Section 5.3(b)(ii) through (v), (iii) the Well Location for such Substitute Well shall be located in the same Type Curve Area as the Well Location set forth in the applicable Development Plan for the Subject Well that is intended to be replaced by such Substitute Well and (iv) Eclipse shall not be permitted to substitute more than (x) [***]% of the Subject Wells included in a particular Well Program or (y) [***], whichever is greater. Any other Substitute Well shall require the unanimous approval of the Operating Committee. Each Substitute Well meeting the criteria set forth in this Section 4.3 is referred to herein as a “Qualifying Substitute Well”.

Section 4.4    Performance Obligations. Subject to Section 4.5 and Section 5.5:

(a)    To the extent not otherwise agreed by the Operating Committee, Eclipse shall bring each Subject Well to first sale (including, if applicable, any Qualifying Substitute Wells) within 90 days of the time period set forth for such Subject Well (or, if applicable, the Subject Well that was substituted by a Qualifying Substitute Well) in the applicable Development Plan.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)    Eclipse will timely pay contractors and subcontractors conducting Development Operations in accordance with the terms of the applicable contracts, and will obtain the timely release of any materialmans’, mechanics’, repairmans’, employees’, contractors’ or operators’ lien attached to the Subject Wells and associated Leases following payment thereof.

(c)    Eclipse will use commercially reasonable efforts to drill and Complete all Subject Wells (including any Substitute Well) to the proposed lateral length set forth in the applicable Development Plan for such Subject Well; provided that, in no event will Eclipse Complete any Subject Well to a Completed Lateral Length that is less than [***]% of the proposed lateral length set forth in the applicable Development Plan for such Subject Well. Without limitation of this Section 4.4(c) or Section 5.2(a), if the Completed Lateral Length for a Subject Well is less than [***]% of the proposed lateral length set forth in the applicable Development Plan for such Subject Well, then (i) Sequel shall earn an interest in such Subject Well equal to the Sequel Carried WI Percentage; (ii) Eclipse shall promptly assign to Sequel the Carry Differential in such Subject Well, effective as of the Assignment Effective Date; and (iii) the “Residual Sequel WI Percentage” for such Subject Well shall mean [***]% of the Sequel Carried WI Percentage.

(d)    In addition to any other remedies available to Sequel under this Agreement (including under Article VI), and notwithstanding any other provision in this Agreement to the contrary, in the event Eclipse fails to materially comply with its obligation under Section 4.4(a), Sequel may suspend its further participation in the applicable Well Program until Eclipse has brought the Subject Wells in such Well Program in conformity with the applicable periods or first sales, as the case may be; provided, however, (i) Sequel may not suspend its participation in a Well Program if the failure by Eclipse to timely perform is attributable to a Sequel default under this Agreement or any Associated Agreement, and (ii) Eclipse’s obligation to bring the Subject Wells into conformity with the respective time periods or first sales, as applicable, shall be limited to only those Subject Wells in which Sequel has satisfied its funding obligation for all Well Costs (including Qualified Costs) arising prior to the onset of the delay.

Section 4.5    Force Majeure.

(a)    If Eclipse is rendered unable, wholly or in part, by reason of a Force Majeure Event to perform its obligations under this Agreement, other than obligations to make payments when due hereunder, then Eclipse’s obligations shall be suspended to the extent affected by such Force Majeure Event; provided that in no event shall the period of such suspension exceed six consecutive Calendar Months. Eclipse shall provide prompt written notice of the occurrence of any Force Majeure Event to Sequel including full particulars of such Force Majeure Event. Notwithstanding the foregoing, as a condition to the effectiveness of Eclipse’s ability to claim that a Force Majeure Event has occurred or is continuing, Eclipse shall use commercially diligent efforts to overcome such Force Majeure Event and shall continue to use commercially diligent efforts to overcome such Force Majeure Event for the pendency of such Force Majeure Event.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)    Notwithstanding anything herein to the contrary, the Availability Period shall be automatically extended during the pendency of a Force Majeure Event for a period of time not to exceed the lesser of (i) such Force Majeure Event and (ii) three Calendar Months.

Section 4.6    Liens and Encumbrances. Except for a Permitted Pledge, neither Party shall enter into any financing arrangement that would result in any lien or other encumbrance on the Leases or any Subject Well. Eclipse shall deliver to Sequel the Conveyed Interests free and clear of all liens and encumbrances, other than Permitted Encumbrances, by, through or under Eclipse. Upon Reversion of each Well Program, pursuant to Section 2.3(b), Sequel shall deliver to Eclipse an undivided interest in the Conveyed Interests equal to the difference between the Sequel Assigned WI Percentage and the Residual Sequel WI Percentage, free and clear of all liens and encumbrances, other than Permitted Encumbrances, by, through or under Sequel.

Article V

CERTAIN PAYMENT OBLIGATIONS; TOTAL CAPITAL COMMITMENT

Section 5.1    Qualified Costs; Well Costs.

(a)    Subject to Section 5.1(b) through (c), Section 5.2 and Section 5.5, and without limiting Sequel’s right to indemnity hereunder, during the Availability Period, and notwithstanding the terms of any JOA to the contrary:

(i)    Sequel will pay or reimburse Eclipse, as applicable, for the Sequel Carried WI Percentage of all Qualified Costs for each Subject Well. The Eclipse Retained WI Percentage for the Initial Well Program shall be 50% of the Existing Eclipse Interest. For the Subsequent Well Program and, if applicable, the Optional Well Program, Eclipse may elect to adjust the Eclipse Retained WI Percentage to an amount not less than 30% and not greater than 70% of the Existing Eclipse Interest by delivering written notice to Sequel of such election on or before January 31, 2018, with respect to the Subsequent Well Program, and at least 60 days prior to the First Funding Date of the Optional Well Program, if applicable. If Eclipse elects to adjust the Eclipse Retained WI Percentage for the Subsequent Well Program or, if applicable, the Optional Well Program, the Sequel Carried WI Percentage for such Well Program shall be adjusted so that sum of the Eclipse Retained WI Percentage, plus the Sequel Carried WI Percentage equals 100% of the Existing Eclipse Interest.

(ii)    Each Party will bear its actual Working Interest share of all other Well Costs and all Lease Operating Expenses.

(b)    Eclipse shall pay all Well Costs (including any Qualified Costs) in excess of the Well Cost Cap described in Section 5.2.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)    Notwithstanding the foregoing or any other provision in the Agreement to the contrary, Sequel will have no obligation to pay or reimburse Eclipse for any Well Costs in excess of the Total Capital Commitment.

Section 5.2    Limitation on Well Costs.

(a)    Sequel’s aggregate payment obligation of (i) the Sequel Carried WI Percentage of Qualified Costs and (ii) its Working Interest share of all other Well Costs for the Subject Wells in a Well Program will not exceed its proportionate share of (A) [***]% of the estimated Well Costs set forth in the Development Plan for the Initial Well Program and (B) [***]% of the estimated Well Costs set forth in the Development Plan for the Subsequent Well Program, as applicable, on a cumulative basis across each Well Program (without duplication of the permitted Well Cost adjustments pursuant to Section 4.2(c)(ii)) (with respect to each Well Program, its “Well Cost Cap”); provided that, for the avoidance of doubt, should Sequel elect to participate in any incremental Net Revenue Interest pursuant to Section 2.1(a), Sequel shall be required to proportionately increase its participation in the estimated Well Costs set forth in the Development Plan for the applicable Well Program. In the event that the Completed Lateral Length of a Subject Well is less than the proposed lateral length set forth in the Development Plan for such Subject Well, then (1) the aggregate remaining Well Costs for such Subject Well shall be proportionately reduced to reflect the actual Completed Lateral Length after excluding well pad construction costs and Well Facilities costs, and (2) such reduced Well Costs will be reflected in the computation of the Well Cost Cap for the applicable Well Program. In the event that the Completed Lateral Length of a Subject Well is more than the proposed lateral length set forth in the Development Plan for such Subject Well, then (1) the aggregate remaining Well Costs for such Subject Well shall be proportionately increased to reflect the actual Completed Lateral Length after excluding well pad construction costs and Well Facilities costs, and (2) such increased Well Costs will be reflected in the computation of the Well Cost Cap for the applicable Well Program. The Parties will mutually agree on a Well Cost Cap related to the Optional Well Program, if applicable.

(b)    Notwithstanding anything to the contrary in this Agreement, (i) Eclipse is expressly authorized to make expenditures and incur liabilities for the joint account of the Parties when it reasonably determines that such expenditures or incurrences are necessary or advisable to prevent, respond to or remediate emergencies (to the extent such emergencies affect both Parties or relate to any Development Operation in which both Parties are participating), including well blowouts, fires, oil spills or any other similar event, which may imminently and materially endanger property, human safety or the environment, including wildlife, and only to the extent that prior notice to the Parties consistent with this Agreement is not reasonably possible, and (ii) Eclipse will, as soon as practicable, report to the Parties the nature of any such emergency resulting in a material loss to the environment, property or human life which arises, the measures it intends to take or has taken in respect of such emergency and the estimated related expenditures, which will be borne by the Parties in accordance with their respective Working Interest share.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 5.3    Well Proposals; Qualifying Wells; Payment Procedures.

(a)    For those Subject Wells included in the Initial Well Program and spudded before the Execution Date, all of which are shown on Schedule 5.3(a), Sequel shall be deemed to have elected to participate in the drilling, Completion and equipping of same. For all other Subject Wells spudded following the Execution Date, before spudding any such Well or group of Subject Wells (including any Qualifying Substitute Well), unless otherwise agreed by the Parties, Eclipse will provide to Sequel an AFE or AFEs in substantially the form of the Representative AFE that includes a plat showing the associated drilling unit and well location for such Well, distance of such Well from existing Wells or planned offset wells, estimated Well Costs, Well and Completion design and a drill site title opinion.

(b)    Within 30 days of receipt of an AFE, Sequel shall elect by written notice to Eclipse whether to participate in the Well or Wells described in such AFE or AFEs; provided that Sequel shall be deemed to have elected to participate in each Well that meets all of the following characteristics: (i) a Subject Well included in a Development Plan or a Qualifying Substitute Well; (ii) operated by Eclipse; (iii) proposed in accordance with the applicable Development Plan (including the minimum lateral length, Completion design, Type Curve Area and other minimum criteria for the proposed Subject Wells set forth therein); (iv) with a reasonably acceptable drill site title opinion that (A) reflects no uncured title deficiencies that would cause a reasonably prudent operator not to drill such Well and (B) confirms an Eclipse Net Revenue Interest of not less than 95% of its stated Net Revenue Interest in the applicable Development Plan (with a proportionate reduction to Eclipse’s stated Working Interest in the applicable Development Plan); and (v) proposed during a time when Eclipse is not currently in material default of any obligations under this Agreement, any Associated Agreement or any credit agreement, note, bond, mortgage, indenture or similar instrument to which Eclipse is a party, there are no unobtained required Consents and all of Eclipse’s representations and warranties set forth herein are true and correct in all material respects, as of the date of Sequel’s receipt of the applicable AFE (each such Well, a “Qualifying Well”). Except for AFEs described in the immediately preceding sentence, Sequel’s failure to make an election within the response period described above shall constitute an election not to participate in the proposed Well. In the event Eclipse proposes a Subject Well that is not a Qualifying Well, Sequel shall not be required to participate in such Well (which Well shall be deemed an Excluded Well), and Eclipse shall promptly propose a Qualifying Substitute Well to replace such Well in the applicable Well Program.

(c)    Subject to Section 5.3(d), from and after the date hereof, Eclipse will, on behalf of Sequel, receive and collect all revenues and proceeds attributable to Sequel Production to the extent marketed by Marketer (such revenues and proceeds actually received in any Calendar Month, the “Sequel Monthly Revenue”) and make disbursements of such Sequel Monthly Revenue as follows:

(i)    first, to the applicable taxing authority, any Asset Taxes calculated by reference to Sequel’s actual Working Interest;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(ii)    second, to the owner of any Burden with respect to the Subject Wells, the amounts owing in respect of Sequel’s and its Affiliates’ actual Working Interest in the Subject Wells;

(iii)    third, to the payees thereof or to Eclipse, Sequel’s and its Affiliates’ share of the amounts incurred by Eclipse in the prior Calendar Month for the conduct of the Development Operations in accordance with this Agreement;

(iv)    fourth, to Sequel or Eclipse, as applicable, the amount of any adjustments determined during such Calendar Month to previous Sequel Invoices either (A) agreed by the Parties or (B) finally determined in accordance with the provisions outlined in the COPAS Accounting Procedures attached to the applicable Eclipse JOA; and

(v)    fifth, to Sequel, any residual amount after making the payments described above (the “Sequel Net Proceeds”).

(d)    On or before the Execution Date, Eclipse has delivered to Sequel an invoice (the “Initial Sequel Invoice”) detailing the amounts payable by Sequel for Sequel’s share of Qualified Costs and other Well Costs incurred and paid by Eclipse in respect of the Subject Wells prior to the Execution Date through November 30, 2017, and on or before January 31, 2018, Eclipse shall deliver to Sequel an invoice (the “Second Sequel Invoice”) detailing the amounts payable by Sequel for Sequel’s share of Qualified Costs and other Well Costs incurred and paid by Eclipse in respect of the Subject Wells from December 1, 2017, through the day immediately preceding the Execution Date. The Initial Sequel Invoice and the Second Sequel Invoice shall provide a credit to Sequel for the Sequel Net Proceeds attributable to the Fineran 2H Subject Well (as such well is more particularly described in Exhibit C-1). Sequel shall pay to Eclipse all amounts owed by Sequel in the Initial Sequel Invoice on or before December 28, 2017, and amounts owed by Sequel in the Second Sequel Invoice shall be paid in accordance with the payments terms set forth hereinafter in this Section 5.3(d); provided that, such payments shall be made by Sequel to the Tax Partnership Cost Reconciliation Account. For the avoidance of doubt, (i) the payments described in the preceding sentences are the only amounts to be deposited into the Tax Partnership Cost Reconciliation Account, and (ii) such funds may be withdrawn and used at the sole discretion of Eclipse, free of any claims by Sequel or any other Person with respect thereto. Following the Execution Date, Eclipse shall, within 15 Business Days after the completion of each Calendar Month, prepare and deliver to Sequel an invoice (each, a “Sequel Invoice”) detailing the costs deducted from the revenues and proceeds attributable to Sequel Production, any costs incurred by Eclipse in accordance with this Agreement and the Sequel Net Proceeds payable to Sequel for the applicable Calendar Month(s) covered by such Sequel Invoice; provided, however, Eclipse may deliver the Second Sequel Invoice on or before January 31, 2018. If the revenues and proceeds attributable to the Sequel Production is insufficient to satisfy and discharge all or a portion of the amounts due and payable hereunder in any Calendar Month(s) covered by a Sequel Invoice, then the Sequel Invoice will include the amounts payable by Sequel for Sequel’s share of Qualified Costs and other Well Costs incurred

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

and paid by Eclipse. Sequel shall pay to Eclipse all amounts owed by Sequel in a Sequel Invoice within 30 days after receipt by Sequel of a Sequel Invoice; in each case, excluding any amounts that Sequel is entitled to withhold pursuant to Section I.3.B. of the COPAS Accounting Procedure attached to the applicable Eclipse JOA. Notwithstanding anything to the contrary in this Agreement or any Associated Agreements, Eclipse shall not cash call or otherwise request or be entitled to any advance payment from Sequel for any amounts due and payable from Sequel hereunder or thereunder.

Section 5.4    Third Party Proposals. Sequel shall not have the right pursuant to this Agreement to participate in any drilling operation on the Leases proposed by any Third Party during the Availability Period, irrespective of whether Eclipse elects to participate in such Third Party proposal. Notwithstanding the foregoing, the Parties acknowledge and agree that Sequel and its Affiliates are engaged in the business of exploring for, producing, gathering, transporting, treating and/or processing Hydrocarbons, and that nothing in this Agreement shall prevent or limit Sequel’s or its Affiliates’ right to participate in any drilling operations proposed by a Third Party outside of the terms of this Agreement.

Section 5.5    Pricing Trigger.

(a)    If, on the first day of the Calendar Month that the first Subject Well on a well pad included in a Well Program is scheduled to be turned to sales, the average of the NYMEX Henry Hub Natural Gas Futures prices for the succeeding 12 Calendar Months (as determined using the “NRGSNG12 Index” function in Bloomberg) is less than $[***] per MMBtu on average for the preceding consecutive 30-trading day period (“Pricing Trigger”), then, subject to Section 5.5(b), Sequel may notify Eclipse of such Pricing Trigger and Eclipse shall elect to either (i) suspend the turned-to-sales date of such well pad and of any remaining Subject Wells in the applicable Well Program until the earlier of (A) the date that is 60 days from the scheduled turned-to-sales date of such well pad or (B) the date a Pricing Trigger no longer exists with respect to the preceding consecutive 30-trading day period; (ii) continue with the remaining portion of the applicable Well Program, but with Sequel earning a Working Interest for all Subject Wells on any well pad being turned to sales during such Pricing Trigger equal to the Sequel Carried WI Percentage; or (iii) exclude such well pad from the applicable Well Program and drill such Wells for its own account (which Wells shall be deemed Excluded Wells).

(b)    If, in the event of a Pricing Trigger:

(i)    Eclipse elects the option described in either Section 5.5(a)(i) or Section 5.5(a)(ii) above and a well pad is turned to sales during the occurrence of a Pricing Trigger, then (A) Eclipse shall promptly assign to Sequel the Carry Differential in any Subject Wells on the applicable well pad, effective as of the date of such Pricing Trigger; and (B) the “Residual Sequel WI Percentage” for each such Subject Well shall mean [***]% of the Sequel Carried WI Percentage; or

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(ii)    Eclipse elects the option described in Section 5.5(a)(iii), (A) Sequel shall promptly re-assign to Eclipse the Sequel Assigned WI Percentage in any Subject Wells on the applicable well pad, and (B) Eclipse shall contemporaneously reimburse Sequel any costs or expenses paid for such well pad, plus a [***]% return (calculated on an annual basis) on any Well Costs and Lease Operating Expenses previously paid by Sequel in respect of such Subject Wells.

Section 5.6    Audit. Sequel shall have the right, at its own cost and expense (which shall not be included in the calculation of the IRR), upon 90 days’ written notice, but in no event more frequently than once per Calendar Year, and during reasonable working hours to perform an audit of Eclipse’s accounts and records related to the Well Costs, Qualified Costs, Lease Operating Expenses, calculation of IRR and any account maintained under Associated Agreements for the benefit of both Parties for the preceding 24-Calendar Month period. Sequel shall have the right to obtain access to and copies of the relevant portion of the accounts and records which includes financial information, reports, charts, calculations, and accounting records of Eclipse to the extent reasonably necessary to verify Eclipse’s accounting of costs, expenses and proceeds, or related to the Well Costs, Qualified Costs or Lease Operating Expenses paid by Sequel. The accuracy of any statement, allocation, charge, payment calculation, or determination made pursuant to this Agreement shall be conclusively presumed to be correct after the 24-Calendar Month period following the Calendar Month in which the statement, allocation, charge, payment calculation, or determination was generated or prepared, if not disputed in writing prior thereto. Audits conducted pursuant to this Section 5.6 shall otherwise be conducted in accordance with the “Expenditure Audit” procedures set forth in the accounting procedure attached to the applicable Eclipse JOA.

Section 5.7    [***]

Article VI

DEFAULTS

Section 6.1    Defaults.

(a)    In the event that any Party fails to pay its share of the Well Costs (including any Qualified Costs) or Lease Operating Expenses pursuant to this Agreement, or if either Party materially breaches any other obligation set forth in this Agreement (such Party, a “Defaulting Party”), then (i) the other Party (the “Non-Defaulting Party”) may provide written notice of such default (a “Default Notice”) to such Defaulting Party (which Default Notice will include a statement of the amount of money that the Defaulting Party has failed to pay) and (ii) in addition to (A) the remedies available to any Non-Defaulting Party under any Associated Agreements, (B) those remedies that occur automatically pursuant to Section 6.2, and (C) any and all other rights and remedies under this Agreement or at Law or in equity, the Non-Defaulting Party will be entitled to

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

exercise, in its sole discretion, the remedy set forth in Section 6.3; in each case, during the period of time beginning 30 days from the date of a Defaulting Party’s receipt of a Default Notice (if such Defaulting Party remains in default) until the date upon which the default has been fully cured or the Total Amount in Default has been fully paid (the “Default Period”).

(b)    All amounts in default and not paid when due under this Agreement will bear interest at the Agreed Rate from the due date to the date of payment in full.

(c)    In the event a Party disputes the occurrence or nature of a default and the Parties are unable to agree on the amount due hereunder within 10 Business Days of receipt of a Default Notice then no remedies shall accrue hereunder or under the applicable JOA during the tenure of such dispute and each of Eclipse and Sequel will summarize its position with regard to such dispute in a written document of 20 pages or less and submit such summaries to an arbitrator mutually agreed on by both Parties with experience in the oil and gas industry (a “Default Arbitrator”). Within 20 Business Days after receiving the Parties’ respective submissions, the Default Arbitrator will render a decision choosing either Eclipse’s position or Sequel’s position with respect to each matter addressed in any Default Notice, based on the materials submitted to the Default Arbitrator as described above, and in accordance with this Agreement. The Default Arbitrator shall not act as an arbitrator in any capacity other than as set out in this Section 6.1(c) and may not award damages, interest or penalties to either Party with respect to any matter. Any decision rendered by the Default Arbitrator pursuant to this Section 6.1(c) will be final, conclusive and binding on Eclipse and Sequel and will be enforceable against the Parties in any court of competent jurisdiction. The costs and expenses of the Default Arbitrator will be borne by the Party whose position is not selected by the Default Arbitrator. Upon resolution of the disputed amount and payment in full by the Defaulting Party of the amount due together with accrued interest, if any, such Default Notice shall be deemed withdrawn.

Section 6.2    Certain Automatic Remedies for a Default. Unless the Non-Defaulting Party elects in writing to waive any or all of the following, during the Default Period, the Defaulting Party will automatically not be entitled to:

(a)    access any data or information (other than data or information provided pursuant to the Tax Partnership Agreement) relating to any Development Operation conducted under this Agreement or any Associated Agreement;

(b)    except for a Permitted Pledge or a Permitted Pledge Transfer, make any Transfer, assignment or other transfer, which would otherwise be permitted pursuant to Article VII;

(c)    withhold consent to any Transfer by a Non-Defaulting Party pursuant to Article VII;

(d)    if Eclipse is the Defaulting Party, propose or spud any Well pursuant to this Agreement or any Associated Agreement; or

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e)    receive its Entitlement from the Subject Wells and the Non-Defaulting Party will have the right to collect such Entitlement; provided that, if Sequel is the Defaulting Party, the proceeds from all such Entitlements will be deemed, first, to apply to the portion of the Total Amount in Default that relates to any Carried Costs and, second, and only to the extent that all defaults have been cured with respect to the Carried Costs, to the remainder of the Total Amount in Default.

Section 6.3    Specific Performance. The Non-Defaulting Party will be entitled to seek specific performance of any of the Defaulting Party’s obligations under this Agreement or any Associated Agreement. The Parties hereby agree that the Non-Defaulting Party seeking specific performance shall not be obligated to post bond, and the alleged Defaulting Party hereby waives its right to demand any such bond.

Section 6.4    Cumulative and Additional Remedies. The rights and remedies granted to the Non-Defaulting Party in this Article VI will be cumulative, not exclusive, and will be in addition to any other rights and remedies that may be available to the Non-Defaulting Party at Law, in equity or otherwise. Each right and remedy available to the Non-Defaulting Party may be exercised from time to time and so often and in such order as may be considered expedient by the Non-Defaulting Party in its sole discretion.

Article VII

TRANSFER RESTRICTIONS

Section 7.1    Restrictions on Transfer.

(a)    Until the earlier of (i) the time in which Sequel has fully funded its proportionate share of Qualified Costs for all Subject Wells included in a Well Program, or (ii) expiration of the Availability Period, subject to Section 7.1(c), Sequel will not, and will cause its Affiliates not to, (A) Transfer all or any portion of the Conveyed Interests in such Well Program to a Third Party or (B) Transfer all or any part of its rights or obligations under this Agreement or any Associated Agreement to a Third Party; in each case without the prior written consent of Eclipse (which may be granted or withheld in Eclipse’s sole discretion). After such time that Sequel has fully funded its proportionate share of Qualified Well Costs for a Well Program or, if earlier, the expiration of the Availability Period, subject to Section 7.2 and Section 7.4, Sequel and its Affiliates will be permitted to Transfer all or a portion of the Conveyed Interests included in such Well Program, together with a corresponding portion of its rights or obligations under this Agreement or any Associated Agreement to any Person without Eclipse’s consent.

(b)    Subject to Section 7.4, Section 7.5 and Section 9.2, from and after the time Eclipse has drilled and Completed (including by bringing to first sales) at least 16 Subject Wells in the Utica Formation in accordance with the Development Plan(s), Eclipse may, upon completion of all Subject Wells in the well pad(s) being drilled at the time, (i) Transfer all or a portion of the Development Interests or (ii) Transfer all or any part of its rights or obligations under this Agreement or any Associated Agreement; in each case, to a Third Party that has the operational and financial capability to perform the obligations of Eclipse hereunder and under the Associated Agreements without the prior written

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

consent of Sequel; provided that, upon any such Transfer, Sequel shall have the right not to participate in any remaining Development Operations for any Well Program that includes any Development Interests so Transferred. For purposes of this Section 7.1(b), a well pad will be deemed “complete” when the final Subject Well on the well pad is turned to sales. Notwithstanding anything herein to the contrary, if less than eight (8) Subject Wells have been spud in a Well Program at the time Sequel elects not to participate in future Development Operations in accordance with this Section 7.1(b), then, for purposes of calculating Reversion, such partially-completed Well Program shall be consolidated into a single Well Program with the immediately preceding Well Program for which Reversion has not occurred.

(c)    Notwithstanding the restrictions on Transfer set forth in Section 7.1(b), Eclipse may make a Transfer to Triad Hunter, LLC pursuant to the Triad Exploration Agreement. In addition, notwithstanding the restrictions on Transfer set forth in Section 7.1(a) and Section 7.1(b), but subject to Section 7.4, either Party may Transfer all or a portion of the Conveyed Interests or Development Interests, together with a corresponding portion of its rights and obligations under this Agreement or any Associated Agreement, to any Affiliate of such Party. No Transfer to an Affiliate will relieve the transferring Party of any of its obligations under this Agreement or any Associated Agreement except to the extent such obligations are incurred from and after such Transfer. Sequel and its Affiliates may encumber all or any portion of the Conveyed Interests in connection with financing or hedging and the same will not be deemed to be a Transfer; provided that (i) Sequel will remain liable for all obligations relating to such Conveyed Interests, (ii) such encumbrance shall be subject to the rights of Eclipse under this Agreement and any Associated Agreement, including any security interest provided for herein or in the Associated Agreements, which shall be for the benefit of Eclipse, and, (iii) for the avoidance of doubt, such encumbrance is subject to Sequel’s obligation to pay its proportionate share of Well Costs (including the Carried Costs) and Eclipse’s rights in and to such Subject Wells upon Reversion (a “Permitted Pledge”). A transfer made in connection with a secured party’s exercise of remedies of a Permitted Pledge under a reserve based lending facility or any transfer made after commencement of a bankruptcy or insolvency proceeding respecting the Party bound by the Permitted Pledge and approved by the court or tribunal having jurisdiction over such proceeding (whether by a secured party or any other transferee or assignee) (a “Permitted Pledge Transfer”) will not be deemed to be a Transfer and shall be made free and clear of all rights and obligations under this Agreement, other than Sequel’s obligation to pay the Carried Costs with respect to the Subject Wells included in such Permitted Pledge Transfer and Eclipse’s rights in and to such Subject Wells upon Reversion. Notwithstanding anything herein to the contrary, in the event of a Permitted Pledge Transfer, the Parties agree to remove the affected Subject Well(s) from the applicable Eclipse JOA and, in such event, Eclipse and the secured party (or any other transferee or assignee) will execute a joint operating agreement in the form of the Eclipse JOA covering only such affected Subject Well(s) and the Parties will execute and record an amendment to the memorandum of the applicable Eclipse JOA removing the Wells subject to the Permitted Pledge Transfer from all obligations thereunder.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d)    Any Transfer, attempted Transfer in violation of this Article VII will be, and is hereby declared, null and void ab initio.

Section 7.2    Right of First Refusal.

(a)    Subject to Section 7.1, until the earlier to occur of (i) the second anniversary of the Completion of all Development Operations included in a Well Program and (ii) Reversion of such Well Program, if Sequel or any of its Affiliates (each such Person, a “Transferor”) desires to Transfer the Conveyed Interests associated with such Well Program to a Third Party and has received a written offer to purchase setting forth the terms of such offer, Transferor will give Eclipse a written notice (“ROFR Notice”) stating the Conveyed Interest to be Transferred (the “Offered Interest”), and all such terms and conditions as are relevant to the acquisition of the Conveyed Interest, together with a copy of all instruments or relevant portions of instruments establishing such terms and conditions; provided, however, that if the consideration set forth in such ROFR Notice contemplates any non-cash consideration, Eclipse will be entitled to pay in lieu of such non-cash consideration, cash in an amount equal to the Fair Market Value of such non-cash consideration unless Eclipse and Transferor agree to some other form of consideration. The ROFR Notice will constitute a binding offer (the “ROFR Offer”) by the Transferor to Transfer to Eclipse the Offered Interest at the price and upon the terms specified in the ROFR Notice and such offer will be irrevocable for 30 days following receipt by Eclipse. For a period of 30 days following receipt of a ROFR Notice, Eclipse will have the right but not the obligation to elect to accept such ROFR Offer by written notice to Sequel and acquire all but not less than all of the Offered Interest on the terms and conditions set forth in the ROFR Notice. The failure by Eclipse to so notify the Transferor within such 30-day period will be deemed an election by Eclipse not to acquire such Offered Interest.

(b)    If Eclipse elects to acquire the Offered Interest, then such notice to Sequel shall constitute a binding offer to acquire the Offered Interest and the Transferor and Eclipse will cooperate together to consummate the Transfer of the Offered Interest to Eclipse as promptly as practicable following such acceptance.

(c)    If Eclipse does not elect to acquire the Offered Interest, then the Transferor may Transfer all but not less than all of the Offered Interest at any time within 120 days following the end of the 30-day period that Eclipse had to respond to the ROFR Notice (subject to reasonable extension to the extent necessary to satisfy applicable regulatory approvals (if any)). Any such Transfer will be at a price not less than the price set forth in the ROFR Notice and on such other terms and conditions not more favorable in the aggregate to the acquiring party than those specified in the ROFR Notice. If the Transferor does not effect such Transfer within such 120-day period (subject to reasonable extension to the extent necessary to satisfy applicable regulatory approvals (if any)), the Transfer of the Offered Interest will again become subject to the right of first refusal set forth in this Section 7.2 or the right of first offer in Section 7.3 (as applicable).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 7.3    Right of First Offer.

(a)    From and after the earlier to occur of (i) the second anniversary of the Completion of all Development Operations included in a Well Program and (ii) Reversion of such Well Program, if Transferor desires to Transfer the Conveyed Interests to a Third Party (the “Applicable Interest”), Transferor shall first give written notice to Eclipse (a “ROFO Notice”). Eclipse will have 30 days following receipt of the ROFO Notice (the “Offer Period”) to make an offer to Transferor to purchase all, but not less than all, of the Applicable Interest. If Eclipse elects to make an offer within the Offer Period, Eclipse shall deliver to Transferor a binding letter (the “Offer Letter”) signed by Eclipse notifying Transferor of the proposed transaction and providing the following information: (A) the proposed purchase price for the Applicable Interest (the “Offered Price”); (B) any material terms and conditions of Eclipse’s offer to purchase all, but not less than all, of the Applicable Interest; and (C) Eclipse’s binding offer to purchase from Transferor all, but not less than all, of the Applicable Interest for the Offered Price on the terms and conditions contained in the Offer Letter (each, an “Offer”).

(b)    Within 10 Business Days following receipt by Transferor of the Offer Letter (the “Transferor Acceptance Period”), Transferor shall notify Eclipse whether or not it is electing to accept the Offer (such notification, if affirmative, shall be referred to hereinafter as the “Transferor Acceptance”); provided, however, that Transferor shall be under no obligation to accept any Offer; and provided, further, that failure by Transferor to so notify Eclipse whether or not it is electing to accept any Offer within the Transferor Acceptance Period shall be deemed a rejection of the Offer by Transferor. The Parties will cooperate with each other to consummate the purchase of the Applicable Interest by Eclipse as promptly as practicable following the delivery of a Transferor Acceptance. If Transferor rejects any Offer, then Transferor may thereafter Transfer the Applicable Interest to a Third Party at a price no less than the Offered Price and on such other terms and conditions not more favorable in the aggregate to the acquiring party than those specified in the Offer Letter for a period not to exceed 180 days from the date of such rejection (subject to reasonable extension to the extent necessary to satisfy applicable regulatory approvals (if any)). After such 180-day period (as extended, to the extent applicable), any proposed Transfer shall once again be subject to the terms and conditions of this Section 7.3 to the extent provided herein.

Section 7.4    Documentation for Transfers. Any Transfer by any Party that is otherwise permitted pursuant to Section 7.1 will not be effective unless and until the other Party has received a document executed by both the transferring Party (or its legal representative) and the permitted transferee (or its legal representative) that includes: (a) the identity and notice address of the permitted transferee; (b) such permitted transferee’s express agreement in writing to (i) be bound by and fully and timely perform all of the terms and conditions of this Agreement and any applicable Associated Agreement to the extent applicable to the transferred interest and (ii) assume a portion (in an amount equal to the Development Interests being Transferred to the permitted transferee) of all of the liabilities and obligations of the transferring Party under this Agreement and any applicable Associated Agreements (which will include Section 2.3); and (c) a description of the Development Interests being Transferred. Each permitted Transfer will be

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

effective against the non-transferring Party as of the first Business Day of the Calendar Month immediately following the non-transferring Party’s receipt of the document required by this Section 7.4, from which time the transferee will (subject to this Article VII) be deemed a “Party” to this Agreement in respect of the interest transferred.

Section 7.5    Tag-Along Right.

(a)    In the event Eclipse intends to Transfer all or any portion of Eclipse’s interest in the Development Interests (the “Tag Assets”), Eclipse will provide to Sequel a written notice of such intent that includes (i) a description of the Tag Assets, (ii) the name of the proposed transferee, (iii) the anticipated date on which such proposed Transfer shall take place, which cannot be less than 30 days after the date on which such Transfer Notice is delivered and (iv) the material terms and conditions of the proposed Transfer (the “Transfer Notice”). Eclipse will use commercially reasonable efforts to cause the proposed transferee to propose a purchase price that includes Sequel’s and Eclipse’s collective Working Interest in the Subject Well(s) described in the transfer notice and a bona fide allocation of value between the Subject Well(s) (including Sequel’s and Eclipse’s collective Working Interest in such Wells), on the one hand, and all other assets (if any) included in the transaction subject to a Transfer Notice, on the other hand. Eclipse shall not intentionally interfere with such bona fide allocation.

(b)    Sequel will have the right (but not the obligation) within 30 days following receipt of the Transfer Notice to elect in writing to Transfer to the transferee its corresponding interest in and to the interest in such Subject Well(s) subject to the proposed Transfer by Eclipse (the “Sequel Tag Interest”). If Sequel does not so notify Eclipse of its election within such 30-day period, Sequel will be deemed to have waived its right to include the Sequel Tag Interest in such Transfer (the “Tag Along Sale”).

(c)    If Sequel notifies Eclipse in accordance with Section 7.5(b) that it elects to participate in the Tag Along Sale, (i) the Sequel Tag Interest shall be Transferred on substantially the same terms and conditions described in the Transfer Notice; provided that any representations and warranties relating specifically to any Party shall be made only by that Party, and any indemnification provided by the Parties in the Transfer shall be made on a several, and not joint, basis and (ii) Eclipse and Sequel shall enter into separate but substantially similar purchase and sale agreements with the transferee.

(d)    Notwithstanding anything herein to the contrary, with respect to any proposed Tag Along Sale and after giving effect to the preceding sections of this Section 7.5, if the Sequel Tag Interest permitted to be transferred pursuant to this Section 7.5 when combined with the Tag Assets that are subject to the applicable proposed Tag-Along Sale exceed the interests that the proposed transferee is willing to purchase pursuant to such Tag Along Sale, then the Sequel Interest and the Tag Assets shall be reduced proportionately (based on each Party’s respective Working Interest) until the aggregate of the Sequel Tag Interests and the Tag Assets to be transferred under this Section 7.5 does not exceed the interest the proposed transferee is willing to purchase pursuant to such Tag Along Sale.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e)    If Sequel elects not to participate in the Tag Along Sale, then Eclipse shall be free to Transfer the Tag Assets described in the Transfer Notice; provided that (i) the Transfer must be on terms no more favorable, in the aggregate, to those provided in the Transfer Notice (including the consideration paid to Eclipse therefor), and (ii) the proposed Transfer must be completed within 180 days following Sequel’s election not to participate in the Tag Along Sale (subject to reasonable extension to the extent necessary to satisfy applicable regulatory approvals (if any)). If Eclipse fails to Transfer the Tag Assets within 180 days following Sequel’s election not to participate in the Tag Along Sale (subject to reasonable extension to the extent necessary to satisfy applicable regulatory approvals (if any)), then the Tag Assets shall again be subject to this Section 7.5.

(f)    If Sequel elects to participate in the Tag Along Sale, then each Party shall receive its proportionate share of all proceeds until such time as Sequel receives the greater of (i) an amount that will provide Sequel a [***]% IRR on all Well Costs and Lease Operating Expenses paid by Sequel in respect of each applicable Well Program; and (ii) (A) [***]x of all Well Costs and Lease Operating Expenses paid by Sequel in respect of each applicable Well Program, net of Sequel Net Proceeds actually received by Sequel up to the effective date of the Tag Along Sale (and taking into account any realized gains or losses pursuant to the Permitted Hedge Contracts, including any novation or settlement costs pursuant to Section 3.9), if such date occurs before the 18 Calendar Month anniversary of the turned to sales date of the last Subject Well within any applicable Well Program, or (ii) [***]x of all Well Costs and Lease Operating Expenses paid by Sequel in respect of each applicable Well Program, net of Sequel Net Proceeds actually received by Sequel up to the effective date of the Tag Along Sale (and taking into account any realized gains or losses pursuant to the Permitted Hedge Contracts, including any novation or settlement costs pursuant to Section 3.9), if such date occurs after the 18 Calendar Month anniversary of the turned to sales date of the last Subject Well within any applicable Well Program (the “Initial Tag Along Return”). All proceeds received in excess of the amounts required to achieve the Initial Tag Along Return shall be allocated to the Parties based on the post-Reversion Working Interest to be owned by each Party.

(g)    If the Parties are unable to agree on the allocation of value between the Subject Wells and the assets conveyed that are owned solely by Eclipse, the Parties shall refer the matter to any of Morgan Stanley, Goldman Sachs & Co and Bank of Montreal (each, an “Approved Investment Bank”) for final resolution of such allocation. If the Parties are unable to agree upon an Approved Investment Bank within five Business Days after notification from a Party that it elects to refer the disputed allocation for expert determination, then each Party shall nominate an Approved Investment Bank, and the Approved Investment Bank that did not receive a nomination from either Party shall be deemed the independent expert hereunder. The cost of the independent expert appointed hereunder shall be paid 50% by Sequel and 50% by Eclipse. The expert, once appointed, shall have no ex parte communications with the Parties concerning the determination of fair market value. All communications between any Party and the expert shall be conducted either in writing, with copies sent simultaneously to the other Party in the same manner, or at a meeting to which all Parties have been invited and of which all

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Parties have been provided at least five Business Days’ notice. Within five Business Days after the expert’s acceptance of its appointment, each Party shall provide the expert with a report containing such Party’s proposed allocation, together with any and all information and data supporting such allocation. Within 20 Business Days of receipt of the above-described reports and after receipt of additional information or data as may be required or requested by the expert, the expert shall notify the Parties of the appropriate allocation of the applicable assets.

Section 7.6    Working Interest Adjustment. After the seventh anniversary of the First Funding Date for each Well Program and prior to Reversion, either Party will have the right to initiate a valuation process to determine the Fair Market Value in accordance with Exhibit H of (a) Sequel’s Working Interest with respect to the Development Interests included in such Well Program, taking into account the reasonably anticipated timing of Reversion (the “Sequel WI”) and (b) Eclipse’s Working Interest with respect to such Development Interests included in such Well Program, taking into account the reasonably anticipated timing of Reversion (the “Eclipse WI”). To initiate such valuation process, a Party shall provide written notification to the other Party of its desire to determine the Fair Market Value of each Party’s Working Interest share of the Subject Wells in the applicable Well Program. Upon mutual agreement by the Parties of the Fair Market Value of the Sequel WI and the Eclipse WI or final determination of the Fair Market Value in accordance with Exhibit H (a “Synthetic Reversion”), (A) Sequel and Eclipse will each own an undivided Working Interest in such Subject Wells proportionate to the relative value of the Eclipse WI and Sequel WI and (B) the Parties will make such assignments or acknowledgements as may be necessary with special warranty of Defensible Title against claims by, through or under the assigning Party, but not otherwise and such assignment shall be effective as of the date mutually agreed upon by the Parties (the “Synthetic Reversion Effective Time”). Sequel’s undivided Working Interest in such Subject Wells as determined pursuant to this Section 7.6 is referred to herein as the “Synthetic Reversion Sequel WI Percentage”, which will be equal to a percentage amount that is the result of dividing the Sequel WI by the sum of Sequel WI and Eclipse WI.

Article VIII

TAXES

Section 8.1    Tax Treatment.

(a)    Notwithstanding anything to the contrary contained herein, the Parties intend and expect that the transaction contemplated by this Agreement and the Associated Agreements will result in the creation of a partnership (the “Tax Partnership”) for purposes of federal (and applicable state and local) income taxation (“Tax Purposes”). The governing terms and conditions of the Tax Partnership are set forth in the Tax Partnership Agreement attached hereto as Exhibit E (the “Tax Partnership Agreement”). Solely for Tax Purposes, the Tax Partnership shall be the owner and operator of the Parties’ interests in the Subject Wells and Development Interests. The Parties agree to be bound by the Tax Partnership Agreement. In the event of any conflict or inconsistency between the Tax Partnership Agreement and this Agreement or any of the Associated Agreements, the terms of the Tax Partnership Agreement shall control. The Tax Partnership Agreement shall govern for purposes of reporting the results of operations of

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

the Tax Partnership and each Party’s distributive share thereof. The Parties further agree that their election to treat the transaction contemplated by this Agreement as a Tax Partnership shall be irrevocable and that no Party may cancel such status or elect any other tax status applicable to the transaction contemplated by this Agreement nor take any action that could cause the joint undertaking described herein to be treated as other than a partnership for Tax Purposes, unless unanimously agreed by all Parties in accordance with the Tax Partnership Agreement.

(b)    Each Party shall be responsible for its own income, capital gain, franchise, Ohio commercial activity tax and similar Taxes. All Asset Taxes and similar obligations pertaining to the Development Interests are Eclipse’s responsibility if attributable to a Tax period (or portion thereof) ending prior to the Assignment Effective Date. For Asset Taxes pertaining to the Development Interests and Subject Wells incurred on and after the Assignment Effective Date, (i) Sequel shall be responsible for the Sequel Assigned WI Percentage of such Asset Taxes and (ii) Eclipse shall be responsible for the balance of such Asset Taxes (i.e., Existing Eclipse Interest, less the Sequel Assigned WI Percentage). For purposes of the preceding sentences of this Section 8.1(b), (i) all Asset Taxes that are attributable to the severance or production of Hydrocarbons (other than such Asset Taxes described in clause (iii) below) shall be allocated to the period in which the severance or production giving rise to such Asset Taxes occurred, (ii) all Asset Taxes that are based upon or related to sales or receipts or imposed on a transactional basis (other than such Asset Taxes described in clause (i) or (iii)), shall be allocated to the period in which the transaction giving rise to such Asset Taxes occurred, and (iii) Asset Taxes that are ad valorem, property or other Asset Taxes imposed on a periodic basis pertaining to a taxable period that begins before and ends after the Assignment Effective Date shall be allocated between the portion of such period ending immediately prior to such Assignment Effective Date and the portion of such period beginning on such Assignment Effective Date by prorating each such Asset Tax based on the number of days in the applicable period that occur before such Assignment Effective Date, on the one hand, and the number of days in such period that occur on or after such Assignment Effective Date on the other hand. Transfer Taxes shall be shared by the Parties as provided in Section 13.3.

Article IX

TERM

Section 9.1    Termination. This Agreement will terminate upon the earlier to occur of (the “Termination Date”):

(a)    the mutual agreement of Eclipse and Sequel;

(b)    upon written notice by either Party, upon an Eclipse Change of Control (to the extent permitted under Article VII and in accordance with Section 9.2);

(c)    upon written notice of Eclipse, upon a Sequel Change of Control (to the extent permitted under Article VII and in accordance with Section 9.2); and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d)    upon written notice by Sequel if Eclipse sells all of its Oil and Gas Interests in the Development Area (to the extent permitted under Article VII.

Section 9.2    Termination upon an Eclipse Change of Control or a Sequel Change of Control.

(a)    In the event of an Eclipse Change of Control, either Party may terminate this Agreement upon completion of the Subject Wells in the well pad(s) being drilled at the time of such Eclipse Change of Control by delivering notice to the other Party within 30 days of such Eclipse Change of Control; provided that, in the event Eclipse elects to terminate this Agreement within 30 days of an Eclipse Change of Control in accordance with this Section 9.2, such termination will not become effective until at least 16 Subject Wells have been Completed in the Utica Formation in accordance with the Development Plan(s) for the applicable Well Program(s). For purposes of this Section 9.2, a well pad will be deemed “complete” when the final Subject Well on the well pad is turned to sales. Notwithstanding the foregoing, if less than eight Subject Wells have been spud in any Well Program at the time either Party purports to terminate this Agreement due to an Eclipse Change of Control, then, for purposes of calculating Reversion, such partially-completed Well Program shall be consolidated into a single Well Program with the immediately preceding Well Program for which Reversion has not occurred. Notwithstanding anything herein to the contrary, if this Agreement is terminated pursuant to Section 9.1(b), then Sequel may elect to immediately withdraw from all Development Operations (even if included in a Development Plan) that have not commenced and terminate the Agreement effective immediately or to continue this Agreement in full force and effect until the Completion of all Development Operations included in all active but uncompleted Development Plans

(b)    In the event of a Sequel Change of Control, Eclipse may terminate this Agreement upon completion of the Subject Wells in the well pad(s) being drilled at the time of such Sequel Change of Control by delivering notice to Sequel within 30 days of such Sequel Change of Control.

Section 9.3    Effect of Termination. Upon the Termination Date, this Agreement will forthwith become void and the Parties will have no liability or obligation hereunder; provided, however, that (i) the termination of this Agreement or any provision hereof will not relieve any Party from any expense, Liability or other obligation or remedy therefor which has accrued or attached prior to the date of such termination, (ii) the provisions of the Tax Partnership Agreement will survive such termination and remain in full force and effect with respect to each Development Interest until the Tax Partnership Agreement ceases to apply to such Development Interest in accordance with its terms and (iii) the provisions of Article I, Section 2.1, Section 2.3, Section 2.4, Section 2.5, Section 3.2, Section 3.6, Section 3.7, Section 3.9, Section 3.11, Section 5.6, Section 7.4, Section 7.5, Section 7.6, this Section 9.3, Article X (to the extent provided in Section 11.7), Article XI (to the extent provided in Section 11.7) and Article XIII (together with such other provisions of this Agreement to the extent necessary to give effect to these provisions) will survive such termination and remain in full force and effect indefinitely.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Article X

REPRESENTATIONS AND WARRANTIES

Section 10.1    Eclipse Representations and Warranties. Eclipse I and Eclipse Ohio represent and warrant to Sequel as of the Execution Date and the date any AFE is delivered hereunder, the following:

(a)    Organization, Existence and Qualification. Eclipse I is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware, Eclipse Ohio is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware, and Eclipse I and Eclipse Ohio each has all requisite power and authority to own and operate the Development Interests and to carry on its business as now conducted. Each of Eclipse I and Eclipse Ohio is duly licensed or qualified to do business as a foreign limited partnership or foreign limited liability company, as applicable, in all jurisdictions in which it carries on business or owns assets and such qualification is required by Law, except where the failure to be so qualified would not have a material adverse effect upon the ability of Eclipse to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.

(b)    Authority, Approval and Enforceability. Eclipse has full power and authority to enter into and perform this Agreement, the Associated Agreements to which it is a party and the transactions contemplated herein and therein. The execution, delivery and performance by Eclipse of this Agreement have been duly and validly authorized and approved by all necessary corporate action on the part of Eclipse. Assuming the due authorization, execution and delivery by Sequel, this Agreement is, and the Associated Agreements to which Eclipse is a party, when executed and delivered by Eclipse, will be, the valid and binding obligations of Eclipse and enforceable against Eclipse in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

(c)    No Conflicts. Assuming the receipt of all Consents and the waiver of, or compliance with, all Preferential Purchase Rights, the execution, delivery and performance by Eclipse of this Agreement and the Associated Agreements to which it is a party and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach of any provisions of the organizational documents of Eclipse, (ii) result in a default or give rise to any right of termination, cancellation or acceleration, in each case in any material respect, under any of the terms, conditions or provisions of any credit agreement, note, bond, mortgage, indenture, license or other Applicable Contract to which Eclipse is a party or by which Eclipse or the Development Interests may be bound or (iii) violate any Law applicable to Eclipse or any of the Development Interests in any material respect.

(d)    Consents and MUI Provisions. Except (i) as set forth in Schedule 10.1(d), (ii) for Customary Post-Closing Consents, (iii) as may be contained in permits, licenses,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

servitudes, easements and rights-of-way, and (iv) for Preferential Purchase Rights, there are no restrictions on assignment, including maintenance of uniform interest provisions and requirements for consents from Third Parties to any assignment (in each case), that Eclipse is required to obtain in connection with the transfer of the Conveyed Interest by Eclipse to Sequel or the consummation of the transactions contemplated by this Agreement by Eclipse (each, a “Consent”).

(e)    Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to Eclipse’s Knowledge, threatened in writing against Eclipse or any Affiliate of Eclipse.

(f)    Foreign Person. Neither Eclipse I (or its regarded owner, if Eclipse I is an entity disregarded as separate from its owner) nor Eclipse Ohio (or its regarded owner, if Eclipse Ohio is an entity disregarded as separate from its owner) is a “foreign person” within the meaning of Section 1445 of the Code.

(g)    Litigation. Except as set forth in Schedule 10.1(g) or with respect to Taxes and Environmental Laws, there is no suit, action, litigation, arbitration or audit by any Third Party or before any Governmental Authority pending (which has been served on Eclipse, an Affiliate of Eclipse or an agent of Eclipse, or of which Eclipse has received notice) or, to Eclipse’s Knowledge, threatened in writing against the Development Interests or Eclipse with respect to ownership, operation or use of the Development Interests.

(h)    Leases. The Leases are in full force and effect and neither Eclipse nor, to Eclipse’s Knowledge, any other person is in material breach of the terms, provisions or conditions of the Leases to the extent such breach could reasonably be expected to materially adversely affect the ownership, exploration, development, operation, maintenance, value or use of the Leases. Eclipse has not received any written claim or written notice from a Third Party disputing the title or interest of any interest owner under any Lease or alleging any unresolved material default under any Lease.

(i)    Material Contracts.

(i)    Schedule 10.1(i) sets forth all Applicable Contracts of the type described below (collectively, the “Material Contracts”):

(A)    any Applicable Contract that can reasonably be expected to result in aggregate payments by Eclipse of more than $100,000 during the current or any subsequent Calendar Year (based solely on the terms thereof);

(B)    any Applicable Contract that can reasonably be expected to result in aggregate revenues to Eclipse of more than $100,000 during the current or any subsequent Calendar Year (based solely on the terms thereof);

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(C)    any Hydrocarbon purchase and sale, transportation, processing or similar Applicable Contract that is not terminable without penalty upon 60 days’ or less notice;

(D)    any farmout agreement, participation agreement, exploration agreement, development agreement, joint operating agreement, unit agreement or similar Applicable Contract;

(E)    any agreement that creates or includes an area of mutual interest or similar provision or any non-competition restriction on doing business; and

(F)    any Applicable Contract between Eclipse and any of its Affiliates.

(ii)    Except as set forth in Schedule 10.1(i)(ii), there exists no material default under any Material Contract by Eclipse or, to Eclipse’s Knowledge, by any other Person that is a party to such Material Contract, and no event has occurred that with notice or lapse of time or both would constitute any material default under any such Material Contract by Eclipse or, to Eclipse’s Knowledge, any other Person who is a party to such Material Contract.

(j)    Credit Default. Eclipse and its Affiliates are not in material default and, to Eclipse’s Knowledge, there are no facts or circumstances reasonably likely to give rise to a future default under any credit agreement that, if in default, would have a material adverse effect on the Development Interests or operations conducted thereon.

(k)    No Violation of Laws. Except as set forth in Schedule 10.1(k), (i) to Eclipse’s Knowledge, Eclipse is not in material violation of any applicable Laws with respect to its ownership and operation of the Development Interests and (ii) no notice in writing from any Third Party (including any Governmental Authority) has been received by Eclipse or any of its Affiliates alleging a violation of any Law in any material respect with respect to the ownership, operation, development, maintenance, or use of the Development Interests, which violation has not been cured or remedied. Notwithstanding the foregoing, this Section 10.1(k) does not include any matters with respect to Environmental Laws or Taxes.

(l)    Preferential Purchase Rights. Except as set forth in Schedule 10.1(l), there are no preferential purchase rights, rights of first refusal or other similar rights that are applicable to the transfer of any Conveyed Interest or in connection with the transactions contemplated hereby (each, a “Preferential Purchase Right”).

(m)    Brokers’ Fees. Eclipse has incurred no liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which Sequel or any Affiliate of Sequel will have any responsibility.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(n)    Condemnation. There is no actual or, to Eclipse’s Knowledge, threatened taking (whether permanent, temporary, whole or partial) of any material part of the Well Locations or Leases by reason of condemnation or the threat of condemnation.

(o)    Permits. To Eclipse’s Knowledge, except as set forth in the applicable Development Plan, Eclipse has obtained, or will obtain, and is maintaining, or will maintain, all material federal, state and local governmental licenses, permits, franchises, orders, exemptions, variances, waivers, authorizations, certificates, consents, rights, privileges and applications therefor (the “Permits”) that are presently necessary or required for the ownership and operation of the Subject Wells operated by Eclipse as currently owned and operated (excluding Environmental Permits).

(p)    Environmental Matters.

(i)    Eclipse is and has been in compliance in all material respects with all Environmental Laws relating to the Leases, which compliance includes obtaining, maintaining and complying in all material respects with all Environmental Permits.

(ii)    Eclipse has not entered into, and is not subject to, any pending or current consent order, consent decree, compliance order, agreement, judgment or administrative order pursuant to any Environmental Laws that relates to a material violation of, or material Liability under, Environmental Laws with respect to the Leases.

(iii)    Eclipse is not subject to any pending or, to Eclipse’s Knowledge, threatened legal claim or proceeding before a Governmental Authority related to the Leases and arising from any material non-compliance with or any material Liability under Environmental Laws.

(iv)    There has not been: (i) any offsite disposal of Hazardous Substances by Eclipse arising out of its ownership of, or operations on, or otherwise in connection with, the Leases, other than saltwater disposal conducted pursuant to Applicable Contracts and in compliance in all material respects with Environmental Laws; or (ii) any Release, arrangement for disposal, treatment, storage, migration, transportation or handling of, exposure of any Person to, or contamination by any Hazardous Substances on, at, under or from any of the lands covered by, or otherwise in connection with, the Leases, in each case, that could result in material Liabilities under Environmental Laws.

(v)    Eclipse has provided to Sequel a copy of all material environmental audits, reports and other material environmental, health or safety documents relating to the Leases that are in its possession or control.

(q)    Taxes. All material Asset Taxes that have become due and payable have been paid, all material Tax Returns that are required to have been filed with respect to Asset Taxes have been timely and properly filed and such Tax Returns are true, correct, and complete in all material respects. None of the Development Interests is subject to

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

any lien arising in connection with any failure or alleged failure to pay any Tax (other than Taxes not yet due and payable). There are no outstanding waivers or extensions of any statutes of limitations regarding the assessment or collection of unpaid Asset Taxes. Eclipse has not received written notice of any claim made by a Governmental Authority in a jurisdiction where Eclipse does not file a Tax Return that Eclipse is or may be subject to taxation by that jurisdiction with respect to Asset Taxes. No unresolved Tax proceedings or audits related to Asset Taxes are pending or have been threatened in writing. Eclipse is not a party to or bound by any Tax allocation, sharing, indemnification or similar agreement with respect to the Development Interests other than pursuant to contracts or arrangements entered into in the ordinary course of business the primary purpose of which does not related to Taxes. All of the Development Interests that are subject to property Tax have been properly listed and described on the property tax rolls of the appropriate taxing jurisdiction for all periods prior to the Execution Date and no portion of such Development Interests constitute omitted property for property Tax purposes. None of the Development Interests is “tax exempt use property” within the meaning of Section 168(h) of the Code or “tax exempt bond financed property” within the meaning of Section 168(g)(5) of the Code. None of the Development Interests is subject to any tax partnership agreement or provisions requiring a partnership income tax return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute (excluding, for this purpose, the Tax Partnership).

(r)    Insurance Coverage. Eclipse has procured and maintained in effect insurance coverages in scope and amount not less than the coverages that may be required by Laws, any Governmental Authorities and any JOA by which the Development Interests are bound or that are customarily obtained by reasonable prudent operators engaged in the oil and gas exploration and production business in the area in which the Leases are located.

(s)    Liquidity. Eclipse is solvent. Eclipse has access to sufficient financial resources (including cash or available borrowing capacity) to pay its share of costs that it is required to pay under this Agreement, and to complete and bring online (or cause to be completed and brought online) the Offsite Infrastructure necessary to transport, process and market the Eclipse Production and the Sequel Production.

Section 10.2    Sequel Representations and Warranties. Sequel represents and warrants to Eclipse, as of the Execution Date and the date that Sequel elects to participate (or is deemed to have elected to participate) under any AFE delivered hereunder, the following:

(a)    Organization, Existence and Qualification. Sequel is a limited liability company duly formed, validly existing, and in good standing under the Laws of the State of Delaware and has all requisite power and authority to own and operate its property and to carry on its business as now conducted. Sequel is duly licensed or qualified to do business as a foreign limited liability company in all jurisdictions in which it carries on business or owns assets and such qualification is required by Law except where the failure to be so qualified would not have a material adverse effect upon the ability of Sequel to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)    Authority, Approval and Enforceability. Sequel has full power and authority to enter into and perform this Agreement, the Associated Agreements to which it is a party and the transactions contemplated herein and therein. The execution, delivery and performance by Sequel of this Agreement and the Associated Agreements have been duly and validly authorized and approved by all necessary limited liability company actions on the part of Sequel. Assuming the due authorization, execution and delivery by Eclipse, this Agreement is, and the Associated Agreements to which Sequel is a party, when executed and delivered by Sequel, will be, the valid and binding obligations of Sequel and enforceable against Sequel in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

(c)    No Conflicts. The execution, delivery and performance by Sequel of this Agreement and the Associated Agreements to which it is a party and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach of any provisions of the organizational documents of Sequel, (ii) result in a default or give rise to any right of termination, cancellation or acceleration, in each case in any material respect, under any of the terms, conditions or provisions of any credit agreement, note, bond, mortgage, indenture, license or other agreement to which Sequel is a party or by which Sequel or any of its property may be bound or (iii) violate any Law applicable to Sequel or any of its property in any material respect.

(d)    Consents. There are no consents or other restrictions on assignment, including requirements for consents from Third Parties to any assignment, (in each case) that Sequel is required to obtain in connection with the consummation of the transactions contemplated by this Agreement by Sequel.

(e)    Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to Sequel’s knowledge, threatened in writing against Sequel.

(f)    Litigation. There is no suit, action, litigation or arbitration by any Person or before any Governmental Authority pending, or to Sequel’s knowledge, threatened in writing against Sequel that would have a material adverse effect upon the ability of Sequel to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.

(g)    Independent Evaluation. Sequel is sophisticated in the evaluation, purchase, ownership and operation of oil and gas properties and related facilities. In making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, except as set forth in Article X, Sequel (i) has relied or will rely solely on its own independent investigation and evaluation of the Development Interests and the advice of its own legal, Tax, economic, environmental, engineering, geological and geophysical advisors and the express provisions of this Agreement and not on any comments, statements, projections or other materials made or given by any representatives or consultants or advisors of Eclipse, and (ii) has satisfied or will satisfy itself through its own due diligence as to the environmental and physical condition of and contractual arrangements and other matters affecting the Development Interests.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(h)    Brokers’ Fees. Sequel has incurred no liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which Eclipse or Eclipse’s Affiliates will have any responsibility.

(i)    Accredited Investor. Sequel is an “accredited investor,” as such term is defined in Regulation D of the Securities Act of 1933, as amended, and will acquire the Conveyed Interests for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder, any applicable state blue sky Laws or any other applicable securities Laws.

(j)    Liquidity. Sequel is solvent. Sequel has access to sufficient financial resources (including cash or available borrowing capacity) to pay its share of costs that it is required to pay under this Agreement.

Section 10.3    Update to Schedules. Sequel agrees that, with respect to the representations and warranties of Eclipse contained in this Agreement pertaining to the Subject Wells or Substitute Wells in the Initial Well Program, the Subsequent Well Program and any Optional Well Program, Eclipse shall have the continuing right until the date an AFE is issued and an Assignment is made with respect to each Subject Well or Substitute Well to add, supplement or amend the Schedules to its representations and warranties with respect to any matter arising after the Execution Date (or discovered after the Execution Date) that would be required to be set forth or described in such Schedules, whether or not a Schedule currently exists for the applicable representations and warranties.

Section 10.4    Disclaimers.

(a)    EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN ARTICLE X OR THE SPECIAL WARRANTY OF DEFENSIBLE TITLE IN THE ASSIGNMENT, (I) ECLIPSE MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (II) ECLIPSE EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO SEQUEL OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO SEQUEL BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF ECLIPSE OR ANY OF ITS AFFILIATES).

(b)    EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE X OR THE SPECIAL WARRANTY OF DEFENSIBLE TITLE IN THE ASSIGNMENT, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ECLIPSE EXPRESSLY DISCLAIMS ANY

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE CONVEYED INTERESTS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION RELATING TO THE CONVEYED INTERESTS, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE CONVEYED INTERESTS, (IV) ANY ESTIMATES OF THE VALUE OF THE CONVEYED INTERESTS OR FUTURE REVENUES TO BE GENERATED BY THE CONVEYED INTERESTS, (V) THE PRODUCTION OF OR ABILITY TO PRODUCE HYDROCARBONS FROM THE CONVEYED INTERESTS, (VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE CONVEYED INTERESTS, (VII) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY ECLIPSE OR THIRD PARTIES WITH RESPECT TO THE CONVEYED INTERESTS, (VIII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO SEQUEL OR ITS AFFILIATES, OR ITS OR THEIR RESPECTIVE EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO AND (IX) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT. EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE X, ECLIPSE FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY OF THE CONVEYED INTERESTS, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT SEQUEL WILL BE DEEMED TO BE OBTAINING THE CONVEYED INTERESTS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT SEQUEL HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS SEQUEL DEEMS APPROPRIATE.

(c)    EXCEPT AS SET FORTH IN SECTION 10.1(P), ECLIPSE HAS NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE CONVEYED INTERESTS, AND NOTHING IN THIS AGREEMENT OR OTHERWISE WILL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY. SUBJECT TO SECTION 10.1(P) AND SECTION 11.2(G), SEQUEL

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WILL BE DEEMED TO BE TAKING THE CONVEYED INTERESTS “AS IS” AND “WHERE IS” WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION, AND SEQUEL HAS MADE OR WILL CAUSE TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS SEQUEL DEEMS APPROPRIATE.

(d)    ECLIPSE AND SEQUEL AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 10.4 ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.

Article XI

INDEMNIFICATION; SURVIVAL

Section 11.1    Assumption by Sequel. Without limiting Sequel’s rights to indemnity under this Article XI (the “Assumed Obligations”):

(a)    from and after the Assignment Effective Date and until the Reversion with respect to each Conveyed Interest, Sequel assumes and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid and discharge), the Sequel Assigned WI Percentage of Development Interest Obligations arising prior to the Reversion.

(b)    from and after the Reversion, with respect to each Conveyed Interest, Sequel assumes and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid and discharged) the Residual Sequel WI Percentage of Development Interest Obligations arising on or after the Reversion.

All of the obligations and Liabilities described in this Section 11.1 that Sequel assumes are referred to herein as the “Assumed Obligations”; provided that, Sequel shall not be responsible for (i) any rentals, shut-in well payments, minimum royalties, additional bonus payments or any other payments necessary to renew, maintain or extend the Oil and Gas Interests; (ii) any Liabilities attributable to or resulting from the mispayment or non-payment of royalties arising during, or attributable to the period prior to the applicable Assignment Effective Date; (iii) any Liabilities attributable to or resulting from personal injury, illness or death claims or claims based on Eclipse’s (or its Affiliates’) gross negligence or willful misconduct, in each case, arising during, or attributable to, Eclipse’s (or its Affiliates’) ownership or operation of the Conveyed Interests prior the applicable Assignment Effective Date; (iv) any Retained Environmental Conditions; or (v) any Specified Acquisition Costs.

Section 11.2    Indemnities of Eclipse. Subject to the limitations set forth in Section 11.7 or otherwise in this Agreement and without duplication, Eclipse will be responsible for, will pay on a current basis, and hereby agrees to defend, indemnify, hold harmless and forever release Sequel and its Affiliates, and all of its and their respective equityholders, partners, owners, members, directors, officers, managers, employees, agents and representatives (collectively, the “Sequel Indemnified Parties”) from and against any and all Liabilities incurred by Sequel Indemnified Parties, whether or not relating to Third Party Claims or incurred in the

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investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder, arising from, based upon, related to or associated with:

(a)    any breach by Eclipse of any of its representations or warranties contained in Section 10.1;

(b)    any breach by Eclipse of any of its covenants or agreements under this Agreement or under the Joint Use Agreement;

(c)    other than Carried Costs for which Sequel is responsible pursuant to Article V, from and after Reversion, Liabilities attributable to the portion of Sequel’s pre-Reversion Working Interest in the Wells and Development Interest Obligations that reverts to Eclipse, regardless of whether such Liability arose before, on or after Reversion, but excluding any Assumed Obligations solely to the extent described in Section 11.1(b);

(d)    any Liabilities associated with the Excluded Wells;

(e)    any Liabilities associated with any Outside Well, to the extent such Outside Well does not become a Subject Well;

(f)    Eclipse’s share of Development Interest Obligations that are not Assumed Obligations (including, for the avoidance of doubt, any Liabilities with respect to the Specified Acquisition Costs);

(g)    any Retained Environmental Condition;

(h)    any rentals, shut-in well payments, minimum royalties, additional bonus payments or any other payments necessary to renew, maintain or extend the Oil and Gas Interests;

(i)    any Liabilities attributable to or resulting from the mispayment or non-payment of royalties arising during, or attributable to the period prior to the applicable Assignment Effective Date;

(j)    any Liabilities attributable to or resulting from personal injury, illness or death claims or claims based on Eclipse’s (or its Affiliates’) gross negligence or willful misconduct, in each case, arising during, or attributable to, Eclipse’s (or its Affiliates’) ownership or operation of the Conveyed Interests prior the applicable Assignment Effective Date; or

(k)    any Asset Taxes allocated to Eclipse pursuant to Section 8.1(b) but paid or economically borne by Sequel.

Section 11.3    Indemnities of Sequel. Sequel and its successors and assigns will assume and be responsible for, will pay on a current basis, and hereby agree to defend, indemnify, hold harmless and forever release Eclipse and its Affiliates, and all of its and their respective equityholders, partners, owners, members, directors, officers, managers, employees, agents and

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representatives (collectively, the “Eclipse Indemnified Parties”) from and against any and all Liabilities incurred by Eclipse Indemnified Parties, whether or not relating to Third Party Claims or incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder, arising from, based upon, related to or associated with:

(a)    any breach by Sequel of any of its representations or warranties contained in Section 10.2;

(b)    any breach by Sequel of any of its covenants or agreements under this Agreement;

(c)    the Assumed Obligations; or

(d)    any Asset Taxes allocated to Sequel pursuant to Section 8.1(b) but paid or economically borne by Eclipse.

Section 11.4    Express Negligence. THE DEFENSE, INDEMNIFICATION, HOLD HARMLESS AND RELEASE PROVISIONS PROVIDED FOR IN THIS AGREEMENT WILL BE APPLICABLE WHETHER OR NOT THE LIABILITIES, LOSSES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE OR RESULTED SOLELY OR IN PART FROM THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OR BY ANY INDEMNIFIED PARTY, EXCEPT FOR SUCH INDEMNIFIED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. SEQUEL AND ECLIPSE ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS “CONSPICUOUS.”

Section 11.5    Exclusive Remedy. Notwithstanding anything to the contrary contained in this Agreement, except as set forth in Article VI, Article VII and Article IX, the Parties agree that Section 11.2 and 11.3 contain the Parties’ exclusive remedies against each other with respect to breaches of the representations, warranties, covenants and agreements contained in this Agreement. Except as expressly specified herein or in an Assignment and without limiting Sequel’s right to indemnification under Section 11.2, Sequel, on its own behalf and on behalf of the Sequel Indemnified Parties, hereby releases, remises and forever discharges Eclipse and its Affiliates and all of such Persons’ equityholders, partners, members, directors, officers, employees, agents and representatives from any and all suits, legal or administrative proceedings, claims, demands, damages, losses, costs, Liabilities, interest or causes of action whatsoever, at Law or in equity, known or unknown, which Sequel or the Sequel Indemnified Parties might now or subsequently have, based on, relating to or arising out of this Agreement, the transactions contemplated by this Agreement, the ownership, use or operation of any of the Conveyed Interests prior to the Execution Date, or the condition, quality, status or nature of any of the Conveyed Interests prior to the Execution Date, including rights to contribution under CERCLA, breaches of statutory or implied warranties, nuisance or other tort actions, rights to punitive damages, common law rights of contribution and rights under insurance maintained by Eclipse or any of its Affiliates.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 11.6    Indemnification Procedures. All claims for indemnification under Section 11.2 and Section 11.3 will be asserted and resolved as follows:

(a)    For purposes of this Article XI, the term “Indemnifying Party” when used in connection with particular Liabilities means the Party or Parties having an obligation to indemnify the other Party or other Persons with respect to such Liabilities pursuant to this Article XI, and the term “Indemnified Party” when used in connection with particular Liabilities means the Party or other Persons having the right to be indemnified with respect to such Liabilities by the Indemnifying Party pursuant to this Article XI.

(b)    To make a claim for indemnification under Section 11.2 or Section 11.3, an Indemnified Party will notify the Indemnifying Party of its claim under this Section 11.6, including the specific details of and specific basis under this Agreement for its claim (the “Claim Notice”). In the event that the claim for indemnification is based upon a claim by a Third Party against the Indemnified Party (a “Third Party Claim”), the Indemnified Party will provide its Claim Notice promptly after the Indemnified Party has actual knowledge of the Third Party Claim and will enclose a copy of all papers (if any) served with respect to the Third Party Claim; provided, that the failure of any Indemnified Party to give notice of a Third Party Claim as provided in this Section 11.6(b) will not relieve the Indemnifying Party of its obligations under Section 11.2 or Section 11.3 (as applicable) except to the extent such failure results in insufficient time being available to permit the Indemnifying Party to effectively defend against the Third Party Claim or otherwise materially prejudices the Indemnifying Party’s ability to defend against the Third Party Claim. In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant or agreement, the Claim Notice must specify the representation, warranty, covenant or agreement that was inaccurate or breached.

(c)    In the case of a claim for indemnification based upon a Third Party Claim, the Indemnifying Party will have 30 days from its receipt of the Claim Notice to notify the Indemnified Party whether it admits or denies its obligation to defend and indemnify the Indemnified Party against such Third Party Claim at the sole cost and expense of the Indemnifying Party. The Indemnified Party is authorized, prior to and during such 30 day period, to file any motion, answer or other pleading that it deems necessary or appropriate to protect its interests or those of the Indemnifying Party and that is not prejudicial to the Indemnifying Party.

(d)    If the Indemnifying Party admits its obligation to defend and indemnify the Indemnified Party against a Third Party Claim, it will have the right and obligation to diligently defend, at its sole cost and expense, the Indemnified Party against such Third Party Claim. The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate in contesting any Third Party Claim which the Indemnifying Party elects to contest; provided that the Indemnified Party shall not be required to bring any counterclaim or cross-complaint against any Person or incur any expenses. The Indemnified Party may participate in, but not control, at its own expense, any defense or settlement of any Third Party Claim

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controlled by the Indemnifying Party pursuant to this Section 11.6(d). An Indemnifying Party will not, without the written consent of the Indemnified Party, (i) settle any Third Party Claim or consent to the entry of any judgment with respect thereto which does not include an unconditional written release of the Indemnified Party from all liability in respect of such Third Party Claim, or (ii) settle any Third Party Claim or consent to the entry of any judgment with respect thereto in any manner that may materially and adversely affect the Indemnified Party (other than as a result of money damages covered by the indemnity and paid by Indemnifying Party at the time of the settlement).

(e)    If the Indemnifying Party does not admit its obligation or admits its obligation to defend and indemnify the Indemnified Party against a Third Party Claim, but fails to diligently prosecute, indemnify against or settle the Third Party Claim, then the Indemnified Party will have the right to defend against the Third Party Claim at the sole cost and expense of the Indemnifying Party, with counsel of the Indemnified Party’s choosing, subject to the right of the Indemnifying Party to admit its liability and assume the defense of the Third Party Claim at any time prior to settlement or final determination thereof. If the Indemnifying Party has not yet admitted its obligation to defend and indemnify the Indemnified Party against a Third Party Claim, the Indemnified Party will send written notice to the Indemnifying Party of any proposed settlement and the Indemnifying Party will have the option for 10 days following receipt of such notice to (i) admit in writing its liability to indemnify the Indemnified Party from and against the liability and consent to such settlement, (ii) if liability is so admitted, reject, in its reasonable judgment, the proposed settlement, or (iii) deny liability. Any failure by the Indemnifying Party to respond to such notice will be deemed to be an election under subsection (iii) above.

(f)    In the case of a claim for indemnification not based upon a Third Party Claim, the Indemnifying Party will have 30 days from its receipt of the Claim Notice to (i) cure the Liabilities complained of, (ii) admit its liability for such Liability or (iii) dispute the claim for such Liabilities. If the Indemnifying Party does not notify the Indemnified Party within such 30 day period that it has cured the Liabilities or that it disputes the claim for such Liabilities, the amount of such Liabilities will conclusively be deemed a liability of the Indemnifying Party hereunder.

Section 11.7    Survival.

(a)    Except for the Specified Representations, the representations and warranties of the Parties in Article X will survive the Execution Date until the date that is 24 Calendar Months following the First Funding Date (on a Well by Well basis). The Specified Representations will survive the Execution Date for the applicable statute of limitations related to such representation, plus 60 days. Subject to the foregoing, the covenants and agreements set forth in this Agreement will survive the Execution Date until performed or they cease to be operative under the terms of this Agreement. Representations and warranties will be of no further force or effect after the date of their expiration; provided that there will be no termination of any bona fide claim asserted in writing by any Party with respect to such a representation or warranty prior to its expiration date.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)    The indemnities in Section 11.2(a), Section 11.2(b), Section 11.3(a) and Section 11.3(b) will terminate as of the expiration date of each respective representation or warranty, covenant or agreement that is subject to indemnification, except in each case as to matters for which a specific written claim for indemnity has been delivered to the Indemnifying Party on or before such expiration date. All remaining indemnity obligations contained in this Agreement will survive the execution hereof without time limit.

Section 11.8    Insurance. The amount of any Liabilities for which any of the Indemnified Parties is entitled to indemnification under this Agreement or in connection with or with respect to the transactions contemplated by this Agreement will be reduced by any corresponding insurance proceeds (less applicable insurance premiums) from insurance policies carried by a Party realized by such Party if a claim were properly pursued under the relevant insurance arrangements; provided that such Party will not be obligated to pursue such claims.

Section 11.9    Disclaimer of Application of Anti-Indemnity Statutes. The Parties acknowledge and agree that the provisions of any anti-indemnity statute relating to oilfield services and associated activities will not be applicable to this Agreement or the transactions contemplated hereby.

Section 11.10    Limitation on Liability.

(a)    Except as provided in Section 11.10(c), Eclipse will not have any liability for any indemnification under Section 11.2(a) of this Agreement (i) for any individual Liability unless the amount with respect to such Liability exceeds $100,000, and (ii) until and unless the aggregate amount of all Liabilities for which Claim Notices are delivered by Sequel exceeds the Indemnity Deductible, and then, only to the extent such Liabilities exceed the Indemnity Deductible.

(b)    Except as provided in Section 11.10(c), notwithstanding anything to the contrary contained in this Agreement, Eclipse will not be required to indemnify any Sequel Indemnified Parties for aggregate Liabilities arising pursuant to Eclipse’s indemnity obligations in Section 11.2(a) in excess of the amount funded by Sequel as of the date of the Claim Notice.

(c)    Section 11.10(a) and Section 11.10(b) will not apply to, and will in no way limit, any Liability or indemnity of Eclipse in respect of or arising out of Section 11.2(a) for the breach of the Specified Representations or Sections 11.2(b) to 11.2(k).

(d)    For purposes of determining whether there has been a breach of any of Eclipse’s representations and warranties for which Sequel is entitled to indemnification hereunder and the amount of any Liabilities resulting therefrom, any dollar or materiality qualifiers in Eclipse’s representations or warranties shall be disregarded.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Article XII

PUBLICITY

Section 12.1    Publicity.

(a)    Without the prior written approval from the other Party, no Party will issue, or permit any Affiliate or Representative of it to issue, any press releases or otherwise make, or cause any agent or Affiliate of it to make, any public statements with respect to this Agreement, the Associated Agreements or the activities contemplated hereby or thereby; in each case, except where such release or statement is (i) required by Law, including any applicable securities Law, or under the rules and regulations of a recognized stock exchange on which shares of such Party or any of its Affiliates are listed (provided that such disclosures shall be made only to the extent required thereunder and in any case, prior to making any such press release or public statement, the releasing Party shall (if the urgency of the relevant Law or stock exchange rule so permits) provide a copy of the press release or public statement to the other Party and use commercially reasonable efforts to obtain confidential treatment for such disclosures to the extent requested by the other Party), or (ii) limited to previously released publically available information, which press releases or statements will not be restricted by this Section 12.1. For the avoidance of doubt, the Parties agree that applicable securities Law will require Eclipse to file a report on Form 8-K disclosing the existence and material terms of this Agreement with the Securities and Exchange Commission.

(b)    Notwithstanding anything to the contrary in Section 12.1(a), (i) either Party or its Affiliates may disclose information regarding Development Operations in investor presentations (including presentations to limited partners, owners, co-investors, and prospective investors), rating agency presentations, industry conference presentations, or similar disclosures; and (ii) in the event of any emergency which imminently and materially endangers property, lives or the environment, Eclipse may issue such press releases or public announcements as it deems reasonably necessary in light of the circumstances and will promptly provide Sequel with a copy of any such press release or announcement, if commercially feasible, prior to such press releases or public announcements being released or made.

Article XIII

MISCELLANEOUS

Section 13.1    Relationship of the Parties.

(a)    The rights, duties, obligations and liabilities of the Parties (other than Affiliates) under this Agreement will be individual, not joint or collective. It is not the intention of the Parties to create, nor will this Agreement be deemed or construed to create, a mining or other partnership (other than the Tax Partnership), joint venture or association or a trust. This Agreement will not be deemed or construed to authorize any Party to act as an agent, servant or employee for the other Party for any purpose whatsoever except as explicitly set forth in this Agreement. In their relations with each other under this Agreement, the Parties will not be considered fiduciaries.

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(b)    Without being in derogation of the Parties’ intention that no partnership (other than the Tax Partnership) or joint venture shall exist between the Parties, in the event that, notwithstanding the intention of the Parties expressed in Section 13.1(a), a partnership or joint venture shall be deemed to exist, to the maximum extent permitted by applicable Law, each Party hereby waives any claim or cause of action against, and hereby eliminates all liabilities of, the other Party and their respective Affiliates, employees, agents and representatives for any breach of any fiduciary duty by any such Person, including, as may result from a conflict of interest, any breach of loyalty or any breach of the duty of loyalty or care. Each Party acknowledges and agrees that in the event of any such conflict of interest, each Party may decide or act on any matter in its sole and absolute discretion taking into account solely its interests and those of its Affiliates, employees, agents and representatives.

Section 13.2    Notices.

(a)    Generally. Subject to Section 13.2(b), all notices and communications required or permitted to be given hereunder, will be sufficient in all respects if given in writing and delivered personally, sent by bonded overnight courier, mailed by U.S. Express Mail, Federal Express or United Parcel Service Express Delivery or by certified or registered United States Mail with all postage fully prepaid or sent by facsimile or email transmission, addressed to the appropriate Person at the address for such Person shown below:

If to Eclipse:

Eclipse Resources I, LP

2121 Old Gatesburg Road, Suite 110

State College, Pennsylvania 16803

Attention: Christopher Hulburt

Email: chulburt@eclipseresources.com

With a copy (which will not constitute notice) to:

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201

Attention: Mark Wasem

Email: mark.wasem@nortonrosefulbright.com

If to Sequel:

c/o Sequel Energy Group LLC

8101 E. Prentice Ave., Suite 1175,

Greenwood Village, CO 80111

Attention: Dave Kornder

Email: dkornder@sequelenergy.com

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

With a copy to:

GSO Capital Partners

345 Park Avenue, 31st Floor

New York, NY 10154

Attention: Michael Zawadzki

Email: Michael.zawadzki@gsocap.com

With a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street, Suite 4500

Houston, Texas 77002

Attention: Anthony Speier, P.C.;

                 Christopher S.C. Heasley

Email: anthony.speier@kirkland.com

            christopher.heasley@kirkland.com

Any notice given in accordance herewith will be deemed to have been given when delivered to the addressee in person, by courier or transmitted by facsimile during normal business hours, or upon actual receipt by the addressee after such notice has either been delivered to an overnight courier or deposited in the United States Mail, Federal Express or United Parcel Service, as the case may be. Any notice given by email will be deemed to have been given on the Business Day such email was sent, if sent during normal business hours, and on the Business Day following such email being sent, if sent at a time other than normal business hours.

(b)    Other Notices. With respect to any notices and communications required or permitted to be given pursuant to Article II, Article III, Article IV, Article V or Article VII, such notices and communications will be sufficient in all respects if given in accordance with Section 13.2(a) or if such notice is delivered by email to the address specified for a Person in Section 13.2(a); provided that, in each case, copies of such notices and communications will not be required to be given to any law firm representing such Party.

(c)    Any Party may change its contact information for notice by giving written notice to the other Party in the manner provided in Section 13.2(a).

Section 13.3    Expenses. Except as otherwise specifically provided herein, all fees, costs and expenses incurred by the Parties in the negotiations, delivery and performance of this Agreement and the Associated Agreements will be paid by the Party incurring the same, including legal and accounting fees, costs and expenses. Any sales Tax, transfer Tax, documentary Tax or recording fees or other similar charges (“Transfer Tax”) relating to an assignment made pursuant to this Agreement shall be shared equally by the respective assignor(s), on the one hand, and assignee, on the other hand.

Section 13.4    Covenants Running with Land. This Agreement and the terms, conditions and covenants hereof shall be deemed to be covenants running with the land, and a burden upon a Party’s interest in the Development Interests, for the benefit of Sequel’s (with respect to the burden on Eclipse) or Eclipse’s (with respect to the burden on Sequel) interest in the Development Interests.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 13.5    Memorandum. Concurrently with the execution hereof, each Party will execute and deliver the Memorandum. Each Party agrees to execute and deliver such other amendments to the Memorandum from time to time to reflect any Conveyed Interest assigned pursuant to Section 2.1.

Section 13.6    Waivers; Rights Cumulative. Any of the terms, covenants or conditions hereof may be waived only by a written instrument executed by or on behalf of the Party waiving compliance. No course of dealing on the part of any Party, or its respective officers, employees, agents or representatives and no failure by a Party to exercise any of its rights under this Agreement will operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver by any Party of any condition, or any breach of any term or covenant contained in this Agreement, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term or covenant. The rights of the Parties under this Agreement are cumulative, and the exercise or partial exercise of any such right will not preclude the exercise of any other right.

Section 13.7    Non-Recourse Persons. Except to the extent a named party to this Agreement, the Parties acknowledge and agree that no past, present or future director, manager, officer, employee, incorporator, member, partner, stockholder, agent, attorney, representative, Affiliate or financing source of any of the Parties to this Agreement (each, a “Non-Recourse Person”), in such capacity, shall have any liability or responsibility (in contract, tort or otherwise) for any Liabilities of any Party hereto, as applicable, under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby. This Agreement may only be enforced against, and any action based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. Each Non-Recourse Person is expressly intended as a Third Party beneficiary of this Section 13.7.

Section 13.8    Appendices, Exhibits and Schedules. All of the Appendices, Exhibits and Schedules referred to in this Agreement are hereby incorporated into this Agreement by reference and constitute a part of this Agreement. Each Party to this Agreement and its counsel have received a complete set of Appendices, Exhibits and Schedules prior to and as of Execution Date.

Section 13.9    Entire Agreement; Conflicts. THIS AGREEMENT, THE APPENDICES, EXHIBITS AND SCHEDULES HERETO, AND THE ASSOCIATED AGREEMENTS COLLECTIVELY CONSTITUTE A SINGLE, INTEGRATED AND ENTIRE AGREEMENT BETWEEN THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES PERTAINING TO THE SUBJECT MATTER OF THIS AGREEMENT. EACH OF THE ASSOCIATED AGREEMENTS AND ALL EXHIBITS HERETO AND THERETO ARE

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

HEREBY INCORPORATED HEREIN BY REFERENCE AND MADE A PART HEREOF FOR ALL PURPOSES. EACH PARTY ACKNOWLEDGES AND AGREES THAT EACH TERM AND PROVISION OF THIS SINGLE, INTEGRATED CONTRACT WOULD NOT HAVE BEEN AGREED TO, AND THAT EACH WRITING DOCUMENTING THE TERMS, WOULD NOT HAVE BEEN AGREED TO AND ENTERED INTO WITHOUT ALL OTHER COLLECTIVE TERMS AND PROVISIONS OF THE SINGLE, INTEGRATED CONTRACT BEING AGREED TO AND ENTERED INTO BY THE PARTIES. THERE ARE NO WARRANTIES, REPRESENTATIONS OR OTHER AGREEMENTS AMONG THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, AND NO PARTY WILL BE BOUND BY OR LIABLE FOR ANY ALLEGED REPRESENTATION, PROMISE, INDUCEMENT OR STATEMENTS OF INTENTION NOT SO SET FORTH. IN THE EVENT OF A CONFLICT BETWEEN: (A) THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE TERMS AND PROVISIONS OF ANY APPENDIX, EXHIBIT OR SCHEDULE HERETO, OR (B) THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE TERMS AND PROVISIONS OF ANY ASSOCIATED AGREEMENT (OTHER THAN THE TAX PARTNERSHIP AGREEMENT), THE TERMS AND PROVISIONS OF THIS AGREEMENT WILL GOVERN AND CONTROL, PROVIDED, HOWEVER, THAT THE INCLUSION IN ANY OF THE APPENDICES, EXHIBITS OR SCHEDULES HERETO, OR ANY ASSOCIATED AGREEMENT OF TERMS AND PROVISIONS NOT ADDRESSED IN THIS AGREEMENT WILL NOT BE DEEMED A CONFLICT, AND ALL SUCH ADDITIONAL PROVISIONS WILL BE GIVEN FULL FORCE AND EFFECT, SUBJECT TO THE PROVISIONS OF THIS SECTION 13.9.

Section 13.10    Amendment. This Agreement may be amended only by an instrument in writing executed by all of the Parties and expressly identified as an amendment or modification.

Section 13.11    Governing Law; Disputes.

(a)    GENERALLY. THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION, EXCEPT (AND ONLY TO THE EXTENT) THAT THE LAWS OF THE STATE OF OHIO REQUIRE APPLICATION OF OHIO LAW WITH RESPECT TO ANY REAL PROPERTY SITUATED IN OHIO. ALL OF THE PARTIES CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN HARRIS COUNTY, TEXAS OR THE STATE COURTS LOCATED IN HARRIS COUNTY, TEXAS FOR ANY ACTION ARISING OUT OF THIS AGREEMENT, THE OTHER ASSOCIATED AGREEMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT, THE OTHER ASSOCIATED AGREEMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY WILL BE EXCLUSIVELY LITIGATED IN COURTS

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

HAVING SITES IN HARRIS COUNTY, TEXAS. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER ASSOCIATED AGREEMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b)    Damages. None of the Parties will be entitled to recover from any other Party, or such Party’s respective Affiliates, any indirect, consequential, special, punitive or exemplary damages, or damages for lost profits of any kind (except for damages for lost profits that constitute direct damages) arising under or in connection with this Agreement, the Associated Agreements or the transactions contemplated hereby or thereby, except to the extent any such Party suffers such damages (including costs of defense and reasonable attorneys’ fees incurred in connection with the defending of such damages) to a Third Party, which damages (including costs of defense and reasonable attorneys’ fees incurred in connection with defending against such damages) will not be excluded by this provision as to recovery hereunder. Subject to the preceding sentence, each Party, on behalf of itself and each of its Affiliates, waives any right to recover punitive, special, exemplary and consequential, special, punitive or exemplary damages or damages for lost profits of any kind (except for damages for lost profits that constitute direct damages), arising in connection with or with respect to this Agreement, the Associated Agreements or the transactions contemplated hereby and thereby.

Section 13.12    Parties in Interest. Except as set forth in Section 13.7, nothing in this Agreement will create or be deemed to create any Third Party beneficiary rights in any Person that is not a Party or its successors and permitted assigns, or the Parties’ respective related Indemnified Parties hereunder; provided that only a Party and its successors and permitted assigns will have the right to enforce the provisions of this Agreement on its own behalf or on behalf of any of its related Indemnified Parties (but will not be obligated to do so).

Section 13.13    Permitted Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Parties and their permitted successors and assigns (including, for the avoidance of doubt, Section 3.11). Except as set forth in Article VII, this Agreement may not be assigned by a Party without the prior written consent of the other Party (which may be granted or withheld in such Party’s sole discretion).

Section 13.14    Further Assurances. From time to time after the Execution Date, the Parties shall each execute, acknowledge and deliver to the other such further instruments and take such other action as may be reasonably requested in order to more effectively assure the other of the benefits and enjoyment intended to be conveyed under this Agreement, and otherwise to accomplish the purposes of the transactions contemplated hereby.

Section 13.15    Preparation of Agreement. Both Eclipse and Sequel and their respective counsel participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, no presumption will arise based on the identity of the draftsman of this Agreement.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 13.16    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 13.17    Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof will be deemed to be an original instrument, but all of such counterparts will constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile transmission or other electronic signature will be deemed an original signature hereto.

Section 13.18    Right of Competition. Except as expressly set forth in this Agreement or the Associated Agreements, no Party nor its Affiliates will have any duty, including any fiduciary duty, to the other Party and its Affiliates.

Section 13.19    Responsibilities. Each of Eclipse I and Eclipse Ohio will be jointly and severally liable for the performance of all of Eclipse’s obligations set forth under this Agreement.

Section 13.20    Excluded Assets. For the avoidance of doubt, except as expressly provided herein, no property or asset of Eclipse that is not specifically described in this Agreement will be subject to the terms of this Agreement or any Associated Agreement.

Section 13.21    Rule Against Perpetuities. It is not the intent of the Parties that any provisions in this Agreement violate any law regarding the rule against perpetuities, the suspension of the absolute power of alienation, or other rules regarding the vesting or duration of estates, and this Agreement shall be construed as not violating such rule to the extent the same can be so construed consistent with the intent of the Parties. In the event, however, that any provision of this Agreement is determined to violate such rule, then such provision shall nevertheless be effective for the maximum period (but not longer than the maximum period) permitted by such rule that will result in no violation. To the extent the maximum period is permitted to be determined by reference to “lives in being,” the Parties agree that “lives in being” shall refer to the lifetime of the last to die of the living lineal descendants of George Herbert Walker Bush.

[Remainder of page intentionally left blank. Signature page follows.]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives on and as of the Execution Date.

ECLIPSE RESOURCES I, LP

By:	/s/ Benjamin W. Hulburt
	Name:	Benjamin W. Hulburt
	Title:	President and Chief Executive Officer

ECLIPSE RESOURCES-OHIO, LLC

By:	/s/ Benjamin W. Hulburt
	Name:	Benjamin W. Hulburt
	Title:	President and Chief Executive Officer

Signature Page to Participation Agreement

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives on and as of the Execution Date.

SEG-ECR LLC

By:	/s/ David J. Kornder
	Name:	David J. Kornder
	Title:	Director of Finance

Signature Page to Participation Agreement

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.